UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
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Soliciting Material Pursuant to Section 240.14a-12

INSTEEL INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1373 Boggs Drive

Mount Airy, North Carolina 27030

(336) 786-2141

Notice of Annual Meeting of Shareholders

Wednesday, February 12, 2014

9:00 a.m., Eastern Time

Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030

Dear Shareholder:

At our Annual Meeting, we will ask you to:

1.

Elect the two nominees named in this proxy statement to the Board of Directors, each for three-year terms;

2.

Approve the material terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan.

3.

Hold an advisory vote on the compensation of our executive officers;

4.

Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2014; and

5.

Transact such other business, if any, as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on December 10, 2013 are entitled to vote at the Annual Meeting.

Whether or not you plan to attend the meeting and vote your common stock in person, please mark, sign, date and promptly return the enclosed proxy card or voting instruction form in the postage-paid envelope according to the instructions printed on the card. Any proxy may be revoked at any time prior to its exercise by delivery of a later-dated proxy or by properly voting in person at the Annual Meeting.

Enclosed is a copy of our Annual Report for the year ended September 28, 2013, which includes a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

By Order of the Board of Directors
James F. Petelle
Secretary

Table of Contents

PROXY STATEMENT	5
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	5
CORPORATE GOVERNANCE GUIDELINES AND BOARD MATTERS	9
VOTING SECURITIES	14
ITEM NUMBER ONE:	ELECTION OF DIRECTORS	14
Information Regarding Nominees, Continuing Directors and Executive Officers	15
ITEM NUMBER TWO:	APPROVAL OF THE MATERIAL TERMS OF THE INSTEEL INDUSTRIES, INC. RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN	17
EXECUTIVE COMPENSATION	21
Compensation Discussion and Analysis	21
I. Executive Summary	21
II. Overall Objectives	22
III. Elements of Compensation	22
Summary Compensation Table	27
Fiscal 2013 Grants of Plan-Based Awards	27
Outstanding Equity Awards at Fiscal Year End 2013	29
Options Exercised and Stock Vested During Fiscal Year 2013	30
Pension Benefits	31
Potential Payments Upon Termination or Change in Control	31
DIRECTOR COMPENSATION	34
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	34
ITEM NUMBER THREE:	ADVISORY VOTE ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS	35
ITEM NUMBER FOUR:	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP	36
REPORT OF THE AUDIT COMMITTEE	37
SECURITY OWNERSHIP	38
Section 16(a) Beneficial Ownership Reporting Compliance	38

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	39
OTHER BUSINESS	39
SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING	40
EXPENSES OF SOLICITATION	41
ANNUAL REPORT AND FINANCIAL STATEMENTS	41

January 3, 2014

Dear Shareholder:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Insteel Industries, Inc. to be held Wednesday, February 12, 2014 at 9:00 a.m. Eastern Time. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina.

The attached proxy statement and formal notice of the meeting describe the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the Company’s affairs by voting on the matters described in the proxy statement. At the meeting, we will also discuss our operations, fiscal year 2013 financial results and our plans for the future. Our directors and management team will be available to answer any questions you may have. We hope that you will be able to attend.

Your vote is important to us. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may elect to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person. If you hold shares in “street name” and would like to vote at the meeting, you should follow the instructions provided in the proxy statement.

Thank you for your continued support and interest in Insteel Industries.

Sincerely
H.O. Woltz III
Chairman of the Board

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on February 12, 2014:

The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2013 Annual Report to the Shareholders are available on our corporate website at http://investor.insteel.com/annuals.cfm.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, February 12, 2014 at 9:00 a.m., Eastern Time, and at any adjournments or postponements of the Annual Meeting. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina. This proxy statement, accompanying proxy card and the 2013 Annual Report, which includes a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), are first being mailed to our shareholders on or about January 3, 2014.

This proxy statement summarizes certain information you should consider before you vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. If you do not expect to attend or prefer to vote by proxy, you may follow the voting instructions on the enclosed proxy card. In this proxy statement, Insteel Industries, Inc. is generally referred to as “we,” “our,” “us,” “Insteel Industries,” “Insteel” or “the Company.”

The enclosed proxy card indicates the number of shares of Insteel Industries common stock that you own as of the record date of December 10, 2013. In this proxy statement, outstanding Insteel Industries common stock (no par value) is sometimes referred to as the “Shares.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because you owned shares of our common stock at the close of business on the December 10, 2013 record date for the Annual Meeting. This proxy statement describes matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.

When you sign and return the proxy card, you appoint H.O. Woltz III and James F. Petelle, and each of them individually, as your representatives at the meeting. Messrs. Woltz III and Petelle will vote your Shares at the meeting as you have instructed them. This way, your Shares will be voted regardless of whether you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return the enclosed proxy card in advance of the meeting just in case your plans change. Returning the proxy card will not affect your right to attend or vote at the Annual Meeting.

If a matter comes up for vote at the Annual Meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Woltz III and Petelle will vote your Shares, under your proxy, in their discretion. As of the date of this proxy statement, we do not expect that any matters other than those described in this proxy statement will be voted upon at the Annual Meeting.

What is being voted on at the Annual Meeting?

At the Annual Meeting, shareholders entitled to vote will be asked to act upon the following matters as set forth in the accompanying notice of meeting:

•

the election of the two nominees named in this proxy statement to the Board of Directors, each for three-year terms as discussed herein;

•

the approval of the material terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan;

•

an advisory vote on the compensation of our executive officers;

•

the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2014; and

•

any other matters that may properly come before the meeting or any adjournment or postponement thereof.

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Who is entitled to vote?

All holders of record of our Shares at the close of business on December 10, 2013 are entitled to receive notice of the Annual Meeting and to vote the Shares held by them on the record date. Each outstanding Share entitles its holder to cast one vote for each matter to be voted upon.

May I attend the meeting?

All holders of record of our Shares at the close of business on the record date, or their designated proxies, are entitled to attend the Annual Meeting.

What constitutes a quorum in order to hold and transact business at the meeting?

Consistent with state law and our bylaws, the presence, in person or by proxy, of holders of at least a majority of the total number of Shares entitled to vote is necessary to constitute a quorum for purposes of voting on a particular matter at the Annual Meeting. As of the record date, there were 18,202,022 Shares outstanding and entitled to vote at the Annual Meeting. Once a Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is or must be set for the adjournment. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding Shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. See “Will my Shares be voted if I do not sign and/or return my proxy card?”

How do I vote?

Voting by Holders of Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. If your Shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you should receive directions from your nominee that you must follow in order to have your Shares voted. “Street name” shareholders who wish to vote in person at the meeting will need to obtain a proxy form from the brokerage firm or other nominee that holds their common stock of record.

Voting by Holders of Shares Registered Directly in the Name of the Shareholder. If you hold your Shares in your own name as a holder of record, you may vote in person at the Annual Meeting or instruct the proxy holders named in the enclosed proxy card how to vote your Shares by mailing your completed proxy card in the postage-paid envelope that we have provided to you. Please make certain that you mark, sign and date your proxy card prior to mailing. All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with instructions.

What are the Board’s recommendations?

If no instructions are indicated on your valid proxy, the representatives holding proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote:

•

FOR the election of the two director nominees named in this proxy statement, each for three-year terms as set forth herein;

•

FOR the approval of the material terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan.

•

FOR the approval, on an advisory basis, of the compensation of our executive officers; and

•

FOR the ratification of our selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2014.

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Will other matters be voted on at the Annual Meeting?

We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, Messrs. Woltz III and Petelle will vote your Shares, under your proxy, in their discretion.

Can I revoke or change my proxy instructions?

You may revoke or change your proxy at any time before it has been exercised by:

•

notifying our Secretary at 1373 Boggs Drive, Mount Airy, North Carolina 27030 in writing before the Annual Meeting that you have revoked your proxy;

•

delivering a later dated proxy to our Secretary prior to or at the Annual Meeting; or

•

appearing in person and voting by ballot at the Annual Meeting.

Any shareholder of record as of the record date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence of a shareholder at the Annual Meeting without further action will not constitute revocation of a previously given proxy.

What vote is required to approve each proposal in this proxy statement, assuming a quorum is present at the Annual Meeting?

•

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. Shareholders do not have cumulative voting rights in connection with the election of directors. This means that the two nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

•

The vote to approve the material terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal.

•

The advisory vote on the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the advisory vote. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Executive Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

•

The vote to ratify the appointment of our independent registered public accounting firm will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions are not treated as votes cast, and therefore will have no effect on the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Audit Committee will consider the outcome of the vote when making future decisions regarding the selection of our independent registered public accounting firm.

Will my Shares be voted if I do not sign and/or return my proxy card?

If your Shares are held in “street name” and you fail to give instructions as to how you want your Shares voted (a “non-vote”), the brokerage firm, bank or other nominee who holds Shares on your behalf may, in certain circumstances, vote the Shares in their discretion.

With respect to “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm, a brokerage firm or other nominee has authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including the NASDAQ Global Select Market (“NASDAQ”), to vote its clients’ Shares if the clients do not provide instructions. When a brokerage firm or other nominee votes its clients’ Shares on routine matters without receiving voting instructions, these Shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of Shares voted FOR, ABSTAINING or AGAINST with respect to such routine matters.

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With respect to “non-routine” matters, such as the election of directors, the approval of the material terms of the Return on Capital Incentive Compensation Plan and the advisory vote on the compensation of our executive officers, a brokerage firm or other nominee is not permitted under the SRO rules to vote its clients’ Shares if the clients do not provide instructions. The brokerage firm or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of Shares voted FOR, WITHHELD FROM, AGAINST or ABSTAINING with respect to such non-routine matters.

In summary, if you do not vote your proxy, your brokerage firm or other nominee may either:

•

vote your Shares on routine matters and cast a “broker non-vote” on non-routine matters; or

•

leave your Shares unvoted altogether.

We encourage you to provide instructions to your brokerage firm or other nominee by voting your proxy. This action ensures that your Shares will be voted in accordance with your wishes at the Annual Meeting.

What other information should I review before voting?

Our 2013 Annual Report, which includes a copy of our Annual Report on Form 10-K filed with the SEC, is included in the mailing with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. Additional copies of our Annual Report on Form 10-K filed with the SEC, including the financial statements and financial statement schedules, may be obtained without charge by:

•

writing to our Secretary at: 1373 Boggs Drive, Mount Airy, North Carolina 27030;

•

accessing the EDGAR database at the SEC’s website at www.sec.gov;

•

accessing our website at http://investor.insteel.com; or

•

contacting the SEC by telephone at (800) SEC-0330.

The contents of our website are not and shall not be deemed to be a part of this proxy statement.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K that we will file with the SEC shortly after the meeting.

What is householding?

The SEC rules allow for householding, which is the delivery of a single proxy statement and Annual Report to an address shared by two or more of our shareholders. A single copy of the Annual Report and the proxy statement will be sent to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders.

If you prefer to receive a separate copy of the proxy statement or the Annual Report, please write to Investor Relations, Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030; or telephone our Investor Relations Department at (336) 786-2141, and we will promptly send you separate copies. If you are currently receiving multiple copies of the proxy statement and Annual Report at your address and would prefer to receive only a single copy of each, you may contact us at the address or telephone number provided above.

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CORPORATE GOVERNANCE GUIDELINES AND BOARD MATTERS

The Board of Directors

Our bylaws provide that our Board of Directors will have not less than six nor more than 10 directors, with the precise number to be established by resolution of the Board from time to time. On May 17, 2011, the Board set the number of directors at seven. Our Nominating and Governance Committee annually considers whether the size of the Board is optimal, given its work-load and the Committees on which directors serve.

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with basic principles of corporate governance, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman, our lead independent director, key executive officers and our principal external advisers (legal counsel, auditors, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in Board and committee meetings.

At its meeting on August 25, 2009, the Board of Directors adopted Board Governance Guidelines, which are available on our website at http://investor.insteel.com/documents.cfm.

The Board of Directors, at its meeting on November 5, 2013, determined that the following members of the Board, which constitute a majority thereof, each satisfy the definition of “independent director,” as that term is defined under NASDAQ listing standards: Duncan S. Gage, Louis E. Hannen, Charles B. Newsome, Gary L. Pechota, W. Allen Rogers II and C. Richard Vaughn. Our Chairman and Chief Executive Officer, H.O. Woltz III, is currently our only non-independent director. In addition to considering the objective independence criteria established by NASDAQ, the Board also made a subjective determination as to each of these directors that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as one of our directors. In making these determinations, the Board reviewed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Additionally, the Board specifically considered Mr. Newsome’s position as Executive Vice President and General Manager of Johnson Concrete Company, which purchased approximately $674,000 of materials from us during fiscal 2013, and determined that this relationship did not impair or otherwise affect Mr. Newsome’s status as an independent director. See “Certain Relationships and Related Person Transactions” for additional information regarding this relationship.

Directors are expected to attend all meetings of the Board of Directors and all meetings of Board committees on which they serve. The independent directors meet in executive session with no members of management present before or after each regularly scheduled meeting (see “Executive Sessions” below). The Board of Directors met five times in fiscal 2013. Each director attended at least 75% of the applicable meetings of the Board and the committees on which he served.

Director Attendance at Annual Meetings

The Board has determined that it is in our best interest for all members of the Board of Directors to attend the Annual Meeting of Shareholders. All members of our Board of Directors attended our 2013 Annual Meeting.

Committees of the Board

The Audit Committee. The Board has an Audit Committee, which assists the Board in fulfilling its responsibilities to shareholders concerning our accounting, financial reporting and internal controls, and facilitates open communication between the Board, outside auditors and management. The Audit Committee discusses the financial information prepared by management, our internal controls and our audit process with management and with outside auditors. The Audit Committee is charged with the responsibility of selecting our independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee (both with and without the presence of management) to review and discuss various matters pertaining to the audit process, including our financial statements, the scope and terms of its work, the results of its year-end audit and quarterly reviews, and its recommendations concerning the financial practices, controls, procedures and policies we employ. The Board has adopted a written charter for the Audit Committee as well as a Pre-Approval Policy regarding all audits, audit-related, tax and other non-audit related services to be performed by the independent registered public accounting firm.

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The Audit Committee is a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) that consists of Messrs. Gage (Chairman), Hannen, Pechota and Rogers. The Board, at its meeting in November 2013, determined that each of the members of the Audit Committee meets the definition of “independent director” and certain Audit Committee-specific independence requirements under NASDAQ rules and is also independent under SEC requirements for Audit Committee members. At the same meeting, the Board also determined that each of the Committee’s members qualify as an “Audit Committee Financial Expert” as defined under SEC rules. The Board of Directors has also determined that each of the Audit Committee members is financially literate as such qualification is interpreted in the Board’s judgment. The functions of the Audit Committee are further described herein under “Report of the Audit Committee.” The Audit Committee met six times during fiscal 2013 and members of the Audit Committee consulted with management of the Company, the internal auditor and the independent registered public accounting firm at various times throughout the year. The charter for the Audit Committee, as most recently revised February 19, 2008, is available on our website at http://investor.insteel.com/documents.cfm.

The Executive Compensation Committee. The Executive Compensation Committee is responsible for (i) determining appropriate compensation levels for our executive officers, including any employment, severance or change in control arrangements; (ii) evaluating officer and director compensation plans, policies and programs; (iii) reviewing benefit plans for officers and employees; and (iv) producing an annual report on executive compensation for inclusion in the proxy statement.

The Executive Compensation Committee Report is included in this proxy statement. The Executive Compensation Committee also reviews, approves and administers our incentive compensation plans and equity-based compensation plans and has sole authority for making awards under such plans, including their timing, valuation and amount. In addition, the Executive Compensation Committee reviews and recommends the structure and level of outside director compensation to the full Board. The Executive Compensation Committee has the discretion to delegate any of its authority to a subcommittee, but did not do so during fiscal 2013. The Executive Compensation Committee, which consists of Messrs. Vaughn (Chairman), Gage, Hannen and Newsome, met five times during fiscal 2013. At its meeting in November 2013, the Board of Directors determined that each of the members of the Executive Compensation Committee meets the definition of “independent director” as that term is defined under NASDAQ rules. The charter of the Executive Compensation Committee, as adopted on September 18, 2007, is available on our website at http://investor.insteel.com/documents.cfm.

The Executive Compensation Committee consults with members of our executive management team on a regular basis regarding our executive compensation program. Our executive compensation program, including the role members of our executive management team and outside compensation consultants play in assisting with establishing compensation, is discussed in more detail below under “Executive Compensation - Compensation Discussion and Analysis.” Our Executive Compensation Committee has retained Pearl Meyer & Partners (“Pearl Meyer”) to serve as its outside consultant.

The Nominating and Governance Committee. The Nominating and Governance Committee was established by the Board of Directors at the August 25, 2009 Board meeting. This Committee is responsible for establishing Board membership criteria, identifying individuals qualified to become Board members consistent with such criteria and recommending nominations of individuals when openings exist, recommending the appointment of Board committee members and chairs, and reviewing corporate governance issues. Specifically, this Committee periodically reviews our Shareholder Rights Plan, classified board structure and our director election qualifications and procedures, and makes recommendations as appropriate to our Board. The Committee also reviews and recommends changes as necessary to the Board Governance Guidelines and our Code of Business Conduct and facilitates an annual Board self-assessment process.

The Nominating and Governance Committee, which consists of Messrs. Rogers (Chairman), Newsome, Pechota and Vaughn, met three times during fiscal 2013. The Board of Directors, at its meeting in November 2013, determined that each of the members of the Nominating and Governance Committee meets the definition of “independent director” as that term is defined under NASDAQ rules. The charter of the Nominating and Governance Committee is available on our website at http://investor.insteel.com/documents.cfm.

Executive Sessions

Pursuant to the listing standards of NASDAQ, the independent directors are required to meet regularly in executive sessions. Generally, those sessions are chaired by the lead independent director. During fiscal 2013, the lead independent director was Mr. Vaughn. During these executive sessions, the lead independent director has the power to lead the meeting, set the agenda and determine the information to be provided. During fiscal 2013, the Board held four executive sessions. The lead independent director can be contacted by writing to Lead Independent Director, Insteel Industries, Inc., c/o James F. Petelle, Secretary, 1373 Boggs Drive, Mount Airy, North Carolina 27030. We screen mail addressed to the lead independent director for security purposes and to ensure that it relates to discrete business matters that are relevant to the Company. Mail that satisfies these screening criteria will be forwarded to the lead independent director.

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Board Governance Guidelines

In conjunction with the Board’s establishment of the Nominating and Governance Committee on August 25, 2009, the Board adopted Board Governance Guidelines to set forth the framework pursuant to which the Board governs the Company. Among other things, the Board Governance Guidelines describe the expectations regarding attendance at the Annual Meeting and at Board meetings, require regular meetings of independent directors in executive session, describe the functions of the Board’s standing committees, including an annual self-assessment process facilitated by the Nominating and Governance Committee, and set forth the procedure pursuant to which shareholders may communicate with directors.

Board Leadership Structure

Our CEO also serves as Chairman of our Board of Directors, and we have an independent lead director. The Board has determined that this structure is appropriate because it believes that at this time it is optimal to have one person speak for and lead the Company and the Board, and that the CEO should be that person. We believe that our lead director position, the number and strength of our independent directors and our overall governance practices minimize any potential conflicts that otherwise could result from combining the positions of Chairman and CEO.

Our lead director since February 2007 has been C. Richard Vaughn. The lead director presides at meetings of our independent directors, which are held prior to or following all of our regularly scheduled Board meetings. As noted above, the lead director may call for other meetings of the independent directors or of the full Board if he deems it necessary. The lead director also consults with the Chairman regarding meeting agendas, and serves as the principal liaison between the independent directors and the Chairman.

Risk Oversight

Our Board has overall responsibility for risk oversight. The Board as a whole exercises its oversight responsibilities with respect to strategic, operational and competitive risks, as well as risks related to crisis management and executive succession issues. The Board has delegated oversight of certain other types of risks to its committees. The Audit Committee oversees our policies and processes relating to our financial statements and financial reporting, risks relating to our capital, credit and liquidity status, and risks related to related person transactions. The Executive Compensation Committee oversees risks related to our compensation programs and structure, including our ability to motivate and retain talented executives. The Nominating and Governance Committee oversees risks related to our governance structure and succession planning for Board membership.

The risk oversight responsibilities described above have been in place for a number of years. However, during fiscal 2010, we instituted a more formal process in which the major business risks facing the company are identified and assessed, and appropriate strategies are identified to respond to such risks. This risk assessment process is conducted and reviewed with the Board on an ongoing basis.

The Board believes that its ability to oversee risk is enhanced by having one person serve as the Chairman of the Board and CEO. With his in-depth knowledge and understanding of the Company’s operations, Mr. Woltz III as Chairman and CEO is better able to bring key strategic and business issues and risks to the Board’s attention than would a non-executive Chairman of the Board.

Code of Business Conduct

Consistent with the Board’s commitment to sound corporate governance, on August 11, 2003, the Board adopted a Code of Business Conduct (the “Code of Conduct”), which applies to all of our employees, officers and directors. The Code of Conduct incorporates an effective reporting and enforcement mechanism. The Board has adopted this Code of Conduct as its own standard. The Code of Conduct was prepared to help employees, officers and directors understand our standard of ethical business practices and to promote awareness of ethical issues that may be encountered in carrying out their responsibilities. The Code of Conduct is included in an employment manual, which is supplied to all of our employees and officers and in a Board of Directors Manual for directors, each of whom are expected to read and acknowledge in writing that they understand such policies.

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Stock Ownership Guidelines

The Executive Compensation Committee adopted stock ownership guidelines that apply to our directors and executive officers effective August 19, 2011. Under the guidelines, the CEO is expected to own Company stock valued at three times his annual salary, while our other executive officers are expected to own stock valued at one-and-one-half times their annual salary. Current executive officers have five years to comply with the guidelines from the date of adoption and executive officers who become subject to the guidelines in the future would have five years to comply from the date upon which they become covered under the guidelines. Directors are required to own three times their annual cash retainers, and have three years in which to comply.

Policy Prohibiting Hedging of Insteel Stock

On November 13, 2012, the Board adopted a policy prohibiting Insteel directors and officers who are subject to Section 16 reporting requirements (“Section 16 Officers”) from entering into financial transactions designed to hedge or offset any decrease in the market value of our stock. In addition, the policy requires that directors and Section 16 Officers pre-disclose to the Board any intention to enter into a transaction involving the pledge or other use of our stock as collateral to secure personal loans.

Availability of Bylaws, Board Governance Guidelines, Code of Conduct and Committee Charters

Our Bylaws, Board Governance Guidelines, Code of Business Conduct, Audit Committee Charter, Audit Committee Pre-Approval Policy, Executive Compensation Committee Charter and Nominating and Governance Committee Charter are available on our website at http://investor.insteel.com/documents.cfm, and in print to any shareholder upon written request to our Secretary.

Shareholder Rights Plan

We have a Shareholder Rights Plan, which we refer to as the “Rights Plan.” Our Rights Plan was adopted on April 27, 1999, and on April 25, 2009, our Board amended and extended the Rights Plan for an additional 10-year term. Our Rights Plan is not intended to prevent any takeover or deter a fair offer for our securities. Rather, it is designed to:

•

enable all of our shareholders to realize the full value of their investment;

•

provide for fair and equal treatment in the event that an unsolicited attempt is made to acquire us;

•

guard against abusive takeover tactics;

•

encourage anyone seeking to acquire control of us to make an offer that represents fair value to all our shareholders; and

•

provide our Board with adequate time to fully consider an unsolicited takeover bid and, if necessary, explore other alternatives that would maximize shareholder value.

Rights plans have been studied extensively over the past decade, and our Board believes that these types of plans can be effective in accomplishing the above objectives.

Some proxy advisory services to institutional investors maintain rigid positions opposing the adoption or extension of plans, such as our Rights Plan, unless they have been approved by shareholders. These organizations typically recommend against election of director nominees, such as ours, whose companies have adopted or extended shareholder rights plans. We do not believe this rigid, “one-size-fits-all” position is appropriate or in the best interests of our shareholders for the reasons set forth below.

Prior to extending the Rights Plan in April 2009, our Board engaged in a detailed review of the merits of shareholder rights plans. The Board carefully considered the views of opponents of such plans, as well as the views of its financial advisor and principal outside counsel. The Board also took note of the volatility of our stock price over the last several years and our then-current market capitalization and considered whether a rights plan continued to be in the best interests of us and our shareholders. Ultimately, the Board concluded that the protection afforded to all shareholders by our Rights Plan, as amended in 2009, is appropriate and desirable. When selecting this year’s director nominees our Nominating and Governance Committee considered the Board’s 2009 extension of the Rights Plan, confirmed that the Board followed appropriate procedures and came to a proper decision regarding the extension of the Rights Plan, and determined to recommend for re-election the two director nominees named in this proxy statement.

Our Board also considered whether to submit the Rights Plan to a vote of shareholders. The Board noted that a shareholder vote was not required, that extensive modifications to the Rights Plan would be required to obtain a favorable recommendation from certain proxy advisory services and that the modifications would greatly reduce the effectiveness of the Rights Plan. The Board also noted that we would incur additional expenses if we were to submit the Rights Plan to shareholders.

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After considering these and other factors, and in the exercise of its business judgment and fiduciary duty, the Board concluded that it should not modify the Rights Plan in an effort to make it more palatable to certain proxy advisory services, or submit the Rights Plan for shareholder ratification, since it believes that the Rights Plan in its current form is in the best interests of us and our shareholders. The Nominating and Governance Committee and the full Board review this issue annually. Most recently, in November 2013 both the Nominating and Governance Committee and the Board concluded that the maintenance of the Rights Plan continues to be in the best interests of our shareholders.

Shareholder Recommendations and Nominations

The Nominating and Governance Committee Charter provides that the Committee will review the qualifications of any director candidates that have been properly recommended to the Committee by shareholders. Shareholders should submit any such recommendations in writing c/o Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention: James F. Petelle, Vice President and Secretary. In addition, in accordance with our bylaws, any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in the bylaws and summarized in “Shareholder Proposals for the 2015 Annual Meeting” below.

Process for Identifying and Evaluating Director Candidates

Pursuant to its charter and our Board Governance Guidelines, the Nominating and Governance Committee is responsible for developing and recommending to the Board criteria for identifying and evaluating candidates to serve as directors. These criteria include standards for assessing independence; business and management experience; familiarity with our business, customers and suppliers; consideration of the diverse talents, backgrounds and perspectives of each candidate and the composition of the Board as a whole; integrity; leadership; ability to exercise sound judgment; other company board relationships and existing time commitments; and relevant regulatory and NASDAQ membership requirements for the Board and its committees. A candidate’s qualifications are evaluated based on these criteria when being considered for nomination or re-nomination to the Board for election at our annual meeting or to fill vacated or newly created positions on the Board. We do not have a formal policy on Board diversity as it relates to race, gender or national origin. The Nominating and Governance Committee periodically assesses whether the number of directors on our Board is appropriate and whether any vacancies are anticipated due to retirement or other reasons.

The Committee works with the Chairman of the Board to identify and recruit qualified director candidates in accordance with the director qualifications set forth in our Board Governance Guidelines, and also may retain a third party search firm to assist in the identification of possible candidates for election to the Board. In addition, the Committee will consider any director candidates that have been properly recommended to the Committee by our shareholders or directors. Upon the recommendation of the Committee, the Board evaluates each director candidate based upon the totality of the merits of each candidate and not based on minimum qualifications or attributes. When considering a director candidate standing for re-election, in addition to the above criteria, the Board will also consider that individual’s past contribution and future commitment to us. Upon completion of discussions by the full Board regarding the candidates recommended by the Committee, the Board determines, as applicable, whether to (i) approve and recommend one or more candidates to the shareholders for election at our annual meeting, or (ii) elect one or more candidates to fill vacated or newly created positions on the Board.

Communications with the Board of Directors

The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to any of its committees or to specified individual directors in writing c/o Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention: James F. Petelle, Vice President and Secretary.

We screen mail addressed to the Board, its Committees or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate director or directors.

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VOTING SECURITIES

On the record date, to our knowledge, no one other than the shareholders listed below beneficially owned more than 5% of the outstanding shares of our common stock. For information regarding ownership of our common stock by our officers and directors, please see the “Security Ownership” table on page 38 of this proxy statement.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
H.O. Woltz III(1) 1373 Boggs Drive Mount Airy, NC 27030	1,210,757	6.6%
Van Den Berg Management, Inc.(2) 805 Las Cimas Parkway, Suite 430 Austin, Texas 78746	1,254,203	6.9%
FMR LLC and Edward C. Johnson 3d(3) 82 Devonshire Street Boston, Massachusetts 02109	1,146,632	6.3%
T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc.(4) 100 E. Pratt Street Baltimore, Maryland 21202	1,037,100	5.7%
BlackRock, Inc. and affiliates(5) 40 East 52nd Street New York, New York 10022	1,020,455	5.6%
Paradigm Capital Management, Inc.(6) Nine Elk Street Albany, New York 12207	946,224	5.2%
Thomson, Horstmann and Bryant, Inc.(7) 501 Main Avenue Norwalk, Connecticut 06857	920,425	5.0%

(1)

This number reflects the shares beneficially owned by H.O. Woltz III as of September 28, 2013, our fiscal year end. This includes 8,513 shares held in the estate of Howard Woltz, Jr., for which H.O. Woltz III serves as co-executor and 589,010 shares held in various trusts for which Mr. Woltz III serves as co-trustee. Mr. Woltz III shares voting and investment power for all shares held in the estate and in trust.

(2)

Based upon information set forth in a Schedule 13G filed with the SEC by Van Den Berg Management, Inc. on February 14, 2013 reporting sole power to vote or direct the vote of and to dispose or direct the disposition of all such shares.

(3)

Based upon information set forth in a Schedule 13G/A filed with the SEC by FMR LLC and Edward C. Johnson 3d (“Johnson”) on February 14, 2013 reporting sole power to dispose or to direct the disposition of all such shares. Fidelity Management & Research Company (“FMRC”), a wholly owned subsidiary of FMR LLC, is the beneficial owner of all such shares as a result of acting as investment adviser to investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund (the “Fund”), amounted to all of such shares. Johnson and FMR LLC, through its control of FMRC, and the Fund each has sole power to dispose of the shares owned by the Fund.

(4)

Based upon information set forth in a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Small-Cap Value Fund, Inc. (“Price Fund”) on February 13, 2013 reporting sole power of Price Associates to vote or direct the vote of 17,600 shares and dispose or direct the disposition of 1,037,100 shares, and sole power of Price Fund to vote or direct the vote of 1,019,500 shares.

(5)

Based upon information set forth in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 8, 2013 reporting sole power to vote or direct the vote of and dispose or direct the disposition of all such shares.

(6)

Based on the NASDAQ Institutional Ownership report dated November 15, 2013.

(7)

Based on the NASDAQ Institutional Ownership report dated November 15, 2013.

ITEM NUMBER ONE:    ELECTION OF DIRECTORS

Introduction

Our bylaws, as last amended February 8, 2011, provide that the number of directors, as determined from time to time by the Board, shall be not less than six nor more than 10, with the precise number to be determined from time to time by resolution of the Board. The Board has most recently fixed the number of directors at seven. The bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

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The Board has nominated each of the persons named below to serve a three-year term expiring at the 2017 Annual Meeting of Shareholders or until their successors are elected and qualify. Both of the nominees presently serve as our directors. The remaining five directors will continue in office as indicated. It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for election of such other person or persons to serve as a director as the Board may recommend. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the expiration of such director’s term.

Vote Required

The nominees for director will be elected by plurality of the votes cast at the meeting at which a quorum representing a majority of all outstanding Shares is present and voting, either by proxy or in person. This means that the two nominees receiving the highest number of votes “FOR” will be elected as directors.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of the following two nominees to serve until the 2017 Annual Meeting. If you do not cast a vote with respect to a particular nominee on your proxy card, your vote will not count as either “for” or “withheld from” such nominee.

Information Regarding Nominees, Continuing Directors and Executive Officers

We have set forth below certain information regarding our nominees for director, our continuing directors and our executive officers. The age shown for each is his age on December 10, 2013, our record date.

Nominees to serve until 2017 Annual Meeting

Gary L. Pechota, 64, has been a director since 1998. Since 2007, Mr. Pechota has been the majority owner, President and CEO of DT-Trak Consulting, Inc., a company which provides medical coding and other revenue enhancement services to medical facilities. From 2005 to 2007 Mr. Pechota was a private investor after having served as Chief of Staff of the National Indian Gaming Commission from 2003 to 2005. He was a private investor and consultant from 2001 to 2003. Prior to that, Mr. Pechota served as the CEO and Chairman of the Board of Giant Cement Holding Inc. from its inception in 1994 until 2001; was CEO of Giant Cement Company, a subsidiary of Giant Cement Holding Inc., from 1993 to 2001; and CEO of Keystone Cement Company from 1992 to 2001. Prior to joining Keystone, Mr. Pechota served as President and CEO of South Dakota Cement from 1982 to 1992. Mr. Pechota currently serves as a director of Black Hills Corporation, a publicly-held company. From 2009 to 2012, Mr. Pechota served as a director of Texas Industries, Inc., also a publicly held company. Our Board determined that Mr. Pechota should be nominated to serve as a director due to his considerable experience, including as a CEO, in the cement industry which, like ours, is closely correlated with the construction industry. Mr. Pechota also contributes his experience as a director of another publicly-held company. Committee Memberships: Audit Committee and Nominating and Governance Committee.

W. Allen Rogers II, 67, has been a director since 1986, except for a period of time during 1997 and 1998. Mr. Rogers is a Principal of Ewing Capital Partners, LLC, an investment banking firm founded in 2003. From 2002 to 2003 he was a Senior Vice President of Intrepid Capital Corporation, an investment banking and asset management firm. From 1998 until 2002, Mr. Rogers was President of Rogers & Company, Inc., a private investment banking boutique. From 1995 through 1997, Mr. Rogers served as a Managing Director of KPMG BayMark Capital LLC, and the investment banking practice of KPMG. Mr. Rogers served as Senior Vice President - Investment Banking of Interstate/Johnson Lane Corporation from 1986 to 1995 and as a member of that firm’s Board of Directors from 1990 to 1995. He is a director of two private companies: Ewing Capital Partners, LLC and Forest Commercial Bank. Our Board determined that Mr. Rogers should be nominated to serve as a director due to his expertise in public capital markets, investment banking and finance, some of which is attributable to his participation as an investment banker in our initial public offering. He currently chairs our Nominating and Governance Committee. Committee Memberships: Audit Committee, Nominating and Governance Committee and Executive Committee.

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Directors with terms expiring at the 2015 Annual Meeting

H. O. Woltz III, 57, has been a director since 1986. Mr. Woltz III has been employed by us and our subsidiaries in various capacities since 1978. He was named President and Chief Operating Officer in 1989, CEO in 1991 and Chairman of the Board in February 2009. He served as our Vice President from 1988 to 1989 and as President of Rappahannock Wire Company, formerly a subsidiary of our Company, from 1981 to 1989. He also serves as President of Insteel Wire Products Company. Mr. Woltz served as President of Florida Wire and Cable, Inc. until its merger with Insteel Wire Products Company in 2002. Mr. Woltz III currently serves as our Chairman, President and CEO. He has been an officer of the Company for over 30 years and President for over 20 years. Our Board determined that he should continue to serve as a director because he has an intimate knowledge of our products, manufacturing processes, customers and markets, and draws on that knowledge to provide the Board with detailed analysis and insight regarding the Company’s performance as well as extensive knowledge of our industry. Committee Membership: Executive Committee.

Charles B. Newsome, 76, has been a director since 1982. He is Executive Vice President of Johnson Concrete Company and general manager of its affiliate, Carolina Stalite Company. Mr. Newsome has been a senior executive of Johnson Concrete Company for over 30 years. Concrete product manufacturers are among our key customers, and our Board determined that Mr. Newsome should continue to serve as a director because he provides critical knowledge of that industry to our Board, as well as the experience acquired as senior executive for a substantial company in that industry for many years. Mr. Newsome is our longest serving independent director. Committee Memberships: Executive Compensation Committee and Nominating and Governance Committee.

Duncan S. Gage, 64, has been a director since May 2011. Mr. Gage served as President and Chief Executive Officer of Giant Cement Holding Inc., a producer of cement, concrete and aggregate for various construction markets, from 2009 to 2012. He was President of the Eastern U.S. Construction Materials Division of Rinker Materials Corporation, a producer of cement, construction aggregate, ready mix concrete and concrete pipe and block, from 2006 to 2007, and President of Rinker’s Concrete Pipe Division from 2002 to 2006. Prior to 2002, Mr. Gage held a number of senior executive positions with Paris, France-based LaFarge Group, a manufacturer of cement and construction materials. Mr. Gage also serves as a director of LGI Homes, Inc, which began trading publicly in November 2013. Our Board determined that Mr. Gage should continue to serve as a director due to his extensive experience, including as a CEO, in the cement and construction materials industries, as well as his experience managing both domestic and international organizations. He currently chairs our Audit Committee. Committee Memberships: Audit Committee and Executive Compensation Committee.

Directors with terms expiring at the 2016 Annual Meeting.

C. Richard Vaughn, 74, a director since 1991, is retired from John S. Clark Company, LLC, a general building contracting company. Mr. Vaughn served as Vice President of John S. Clark from 1967 to 1970, as President from 1970 to 1988 and as Chairman of the Board and CEO from 1988 to 2010. He also is Chairman of the Board of Riverside Building Supply, Inc., a private company. Our Board determined that he should continue to serve as a director because Mr. Vaughn brings to the Board many years of experience in commercial construction, along with his experience as CEO of a substantial company in that industry. He currently chairs our Executive Compensation Committee and has been our lead independent director since February 2007. Committee Memberships: Executive Compensation Committee, Nominating and Governance Committee and Executive Committee.

Louis E. Hannen, 75, a director since 1995, served in various capacities with Wheat, First Securities, Inc., from 1975 until his retirement as Senior Vice President in 1993. He occasionally served as an independent investment advisor and consultant from 1993 to 2010. Mr. Hannen has 30 years of experience in the securities analysis and research field, starting with the SEC in 1963. Mr. Hannen then worked for Craigie and Company from 1965 to 1970 and Legg Mason Wood Walker, Inc. from 1970 to 1975 before joining Wheat First Securities, Inc. Our Board determined that he should be continue to serve as a director because he brings extensive investment banking and financial expertise to our Board, as well as experience with the SEC. Mr. Hannen served as our first lead independent director. Committee Memberships: Audit Committee and Executive Compensation Committee.

Executive Officers Who Are Not Continuing Directors or Nominees:

In addition to Mr. Woltz III, the executive officers listed below were appointed by the Board of Directors to the offices indicated for a term that will expire at the next Annual Meeting of the Board of Directors or until their successors are elected and qualify. The next meeting at which officers will be appointed is scheduled for February 12, 2014, at which each of our executive officers is expected to be reappointed.

Michael C. Gazmarian, 54, joined us in 1994 as Treasurer and Chief Financial Officer. In February 2007, he was elected Vice President, Chief Financial Officer and Treasurer. Before joining us, Mr. Gazmarian had been employed by Guardian Industries Corp., a privately-held manufacturer of glass, automotive and building products, since 1986, serving in various financial capacities.

James F. Petelle, 63, joined us in October 2006. He was elected Vice President and Assistant Secretary on November 14, 2006 and Vice President - Administration and Secretary on January 12, 2007. Previously he was employed by Andrew Corporation, a publicly-held manufacturer of telecommunications infrastructure equipment, having served as Secretary from 1990 to May 2006, and Vice President – Law from 2000 to October 2006.

Richard T. Wagner, 54, joined us in 1992 and has served as Vice President and General Manager of the Concrete Reinforcing Products Business Unit of the Company’s subsidiary, Insteel Wire Products Company, since 1998. In February 2007, Mr. Wagner was appointed Vice President of the parent company, Insteel Industries, Inc. Prior to 1992, Mr. Wagner served in various positions with Florida Wire and Cable, Inc., a manufacturer of PC strand and galvanized strand products, since 1977.

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ITEM NUMBER TWO:    APPROVAL OF THE MATERIAL TERMS OF THE INSTEEL INDUSTRIES, INC. RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN

The Executive Compensation Committee (the “Committee”) and the Board of Directors have approved the adoption of the current version of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan (the “ROCICP” or the “Plan”) and we are asking shareholders to approve the material terms of the Plan. We have attached a complete copy of the ROCICP as Appendix A to this proxy statement. Following is a description of the material terms of the Plan.

Background

We have historically provided annual incentive compensation opportunities both to our executive officers and to a broad group of our employees based on the return on capital we achieve during our fiscal year. The current version of the ROCICP was adopted by the Board of Directors in October 2006, amended in September 2007 to add a “clawback” provision (described in the “Compensation Discussion and Analysis” section, below) and further amended and restated in August 2008 to attempt to ensure compliance with Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”).

Under Code Section 162(m) and related regulations, compensation in excess of $1,000,000 paid in any one year to a public company’s “covered employees” (generally, the principal executive officer and the three most highly compensated officers, other than the principal financial officer) who are employed by the company at year end, will not be deductible on that company’s federal income tax return, unless the compensation is considered “qualified performance-based compensation” (or another exemption is met). Code Section 162(m) and related regulations require that shareholders approve the material terms of the performance goals under which compensation may be paid under a plan in order for the qualified performance-based compensation deduction exception to be available. We are therefore proposing that shareholders approve the material terms of the ROCICP, so that we can preserve, to the extent practicable, our ability to deduct compensation payable under the ROCICP to our “covered employees.” The material terms subject to shareholder approval include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria upon which the performance goal is based; and (iii) the formula used to calculate the amount of compensation to be paid if the performance goal is met. These material terms are described below.

The Committee intends to continue the ROCICP for our fiscal 2014. In the event that the material terms of the ROCICP are not approved by our shareholders, the Committee intends to reevaluate the cash incentive structure for our executive officers for 2014, although it is anticipated that any such incentive program would continue to be performance-based.

Eligibility

Participants in the ROCICP are certain of our (or our wholly owned subsidiaries’) employees who are selected by the Committee to participate in the Plan. At this time, all of our sales and administrative employees (107 total employees as of the end of our fiscal 2013) participate in the ROCICP, although participation in the Plan for one year does not guarantee that an employee will be selected to participate in a subsequent year. Target annual incentives vary from 10% to 60% of each participant’s actual base salary and wages paid during the year, with our executive officers currently having targeted incentives of 60%. Non-employee service providers and non-employee directors are not eligible to participate in the Plan.

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Administration; Amendment and Termination

The ROCICP is administered by the Committee. As required by Code Section 162(m), the Committee is comprised of at least two members who are “outside directors” as defined under Code Section 162(m). The Committee has the authority to take any action with respect to the ROCICP, including but not limited to the authority to: (i) determine all matters related to awards, including selection of individuals to be granted awards, and all terms, conditions, restrictions and limitations of an award; and (ii) construe and interpret the ROCICP and any related documents, establish and interpret rules and regulations for Plan administration and make all other determinations necessary or advisable for administering the ROCICP. The Committee may delegate administration of the ROCICP to one or more designees, but only with respect to matters which would not affect the deductibility under Code Section 162(m) of compensation paid to covered employees (and provided that such delegation is in accordance with applicable laws, rules and regulations).

The Committee may at any time amend or modify the ROCICP, subject to: (a) shareholder approval of any amendments if required by applicable laws, rules or regulations; and (b) participant consent if such action may adversely affect any award earned and payable under the ROCICP at that time. However, the Committee has unilateral authority to amend the ROCICP and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations. The Committee may at any time terminate the ROCICP if it determines in good faith that the continuation of the ROCICP is not in the best interests of us and our shareholders.

Performance Goals

Under the ROCICP, annual incentive opportunities are based solely on the return on capital achieved by the Company during each fiscal year the Plan is in effect. The Committee annually estimates its after-tax cost of capital which serves as the basis for establishing the return on capital performance goal under the Plan. Such performance goal will be established while the outcome for the performance period is substantially uncertain and no more than 90 days after the beginning of our fiscal year. The goal is established with reference to our weighted average cost of capital, which during years when we are debt-free, would be established at an after-tax rate of return that the Board of Directors believes would be acceptable to a prudent equity investor. The targeted return on capital was 9.0% during fiscal 2012 and 8.5% during fiscal 2013.

Eligibility and Target Incentives

Currently, all our sales and administrative employees participate in the ROCICP, with targeted incentives set at 10% to 60% of actual base salary and wages paid during the fiscal year. The target incentive for our executive officers is established by the Committee, and for fiscal 2013 was 60% of actual base salary during the year.

The Committee at the same time establishes the performance thresholds at which minimum (0) and maximum (twice the target) incentives will be paid. Payments are capped at twice the targeted incentive level, so during fiscal 2013 annual incentives payable to our executive officers could have varied from 0% to 120% of the executive officer’s actual base salary paid during the year.

Calculation of Incentives

Following the end of each fiscal year, we will calculate a “Bonus Multiplier” to be approved by the Committee. The Bonus Multiplier is determined by application of a formula that considers the actual return on capital earned by the Company relative to the targeted return on capital. The Bonus Multiplier is then multiplied by each participant’s “Target Bonus Percent” for the year to determine the participant’s “Bonus Percent.” The participant’s Bonus Percent is then multiplied by his or her base salary paid to determine the participant’s Bonus Award for the year. No participant may receive a bonus award for a single year exceeding $2,500,000.

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Payment of Incentives

Incentives are calculated and paid as soon as practicable following the determination of the amounts and in any event by December 15 of each year (the “Distributions Date”).

Prior to the payment of the incentive to our executive officers, the Committee reviews the calculations and certifies that the amounts to be paid have been computed in accordance with the criteria established. The Committee may adjust awards as appropriate for partial achievement of goals and/or outside mitigating circumstances, and may also make necessary and appropriate adjustments in performance goals, but no such adjustment may be made to the award of a covered employee if the adjustment would cause the award to fail to qualify as deductible “performance-based compensation” for purposes of Code Section 162(m). While the Committee has the authority to make adjustments, no such adjustments have been made.

Effect of Termination

If a participant’s employment is terminated by reason of retirement, disability or death, the participant (or the participant’s beneficiary) will be entitled to receive an incentive payment based on the participant’s actual salary and wages paid through the time of retirement, disability or death. A participant whose employment is terminated during the fiscal year or prior to the Distribution Date for any other reason is not entitled to receive any incentive payment for that year.

Right to Recover Payments

In the event of a material restatement of our financial results for any prior year (beginning with fiscal year 2007) for which incentives have been paid, the Committee may, in its discretion, recover all or part of previously-paid incentives or reduce the amount of incentives prospectively payable under the ROCICP.

Transferability

Participants do not have the right to assign or otherwise transfer amounts to be received under the ROCICP.

Certain Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the ROCICP as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to us. The provisions of the Internal Revenue Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

In general, a participant in the ROCICP will be taxed at ordinary income tax rates on any cash incentive in the year received. Generally, we will receive a federal income tax deduction corresponding to the amount included in the participant’s income (subject to compliance with the Code Section 162(m) requirements described herein). We will withhold any amounts required by any governmental authority to be withheld with respect to incentive payments.

Subject to Code Section 162(m) and certain reporting requirements, we will be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. We have no responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

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Code Section 409A

Code Section 409A imposes certain requirements on compensation that is deemed under its provisions to involve deferred compensation. Awards granted under the ROCICP are designed to be exempt from Code Section 409A under the so-called “short term deferral” exception for payments made within 2½ months following the end of the fiscal year during which the payments are earned. However, if Code Section 409A is deemed to apply to the ROCICP or any award, and the ROCICP and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will recognize as ordinary income in the year of non-compliance the amount of all awards deemed to be deferred compensation that is subject to Code Section 409A to the extent that the awards are not subject to a substantial risk of forfeiture. The participant will also be subject to an additional tax of 20% on all amounts includable in income, as well as interest charges under Code Section 409A dating back to the date that the substantial risk of forfeiture lapsed.

Performance-Based Compensation – Section 162(m) Requirements

The ROCICP is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, our tax deduction for incentives paid under the ROCICP. As described above, Code Section 162(m) generally denies an employer a deduction for compensation in excess of $1,000,000 paid to covered employees of a publicly held corporation unless the compensation is exempt from the $1,000,000 limitation because it is “performance-based compensation” for purposes of Code Section 162(m).

New Plan Benefits

As noted above, incentive payments under the ROCICP are based on attainment of performance goals. Since neither target incentives nor return-on-capital goals are known for future performance periods, it is not possible to determine at this time the exact amount of the awards that could be paid under the ROCICP in the future. No cash incentives were paid to the executive officers for fiscal years 2009 through 2012 under the ROCICP. Incentives were earned during fiscal year 2013, and the amounts paid to our executive officers for that year are presented in the Summary Compensation Table.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR approval of the material terms of the Return on Capital Incentive Compensation Plan.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

I.   Executive Summary

Introduction. This section of our Proxy Statement provides you with a description of our executive compensation policies and programs, the decisions made by our Executive Compensation Committee regarding fiscal 2013 compensation for our executive officers and the factors that influenced those decisions. Our executive officers consist of the following individuals:

H. O. Woltz III	President and CEO
Michael C. Gazmarian	Vice President, CFO and Treasurer
James F. Petelle	Vice President - Administration and Secretary
Richard T. Wagner	Vice President - General Manager, Insteel Wire Products

Results of 2013 Say-On-Pay Vote. At our annual meeting on February 12, 2013, 98% of the shareholders who cast votes voted in favor of our Say-on-Pay proposal, confirming the merit of the Company’s compensation philosophy and policies which were carried over into fiscal 2013.

Compensation Program Changes for Fiscal 2013. The Company periodically evaluates the competitiveness and appropriateness of its compensation programs. No adjustments affecting executive officers were required in fiscal 2013.

Business and Financial Performance During Fiscal 2013. The Company’s revenues are derived principally from non-residential construction markets that continue to experience historically low levels of activity resulting from an anemic rate of recovery following the 2009 recession. During fiscal 2013, the modest improvement in shipments, coupled with widening spreads between selling prices and raw material costs, led to significant improvement in our earnings. Highlights of our fiscal 2013 performance are as follows:

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Our revenues rose slightly to $363.9M from $363.3M in fiscal 2012 driven by a 4.6% increase in shipments.

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Net earnings improved to $11.7M, or $0.64 per diluted share from $1.8M or $0.10 per share in fiscal 2012.

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Our return on capital, as calculated under our ROCICP, was 7.7% compared to 1.4% in fiscal 2012.

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In addition to our regular quarterly dividend of $0.03 per share, we returned excess cash to our shareholders through the payment of a special dividend of $0.25 per share in the first fiscal quarter of 2013.

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Our improved financial performance was reflected in our stock price, which rose to $16.00 as of the end of fiscal 2013 from $11.73 at the end of fiscal 2012 - an increase of 36.4%.

How Our Performance Affected Executive Officer Compensation. We design our executive officer compensation program to create a close alignment between our financial performance and executive compensation. This alignment was demonstrated during fiscal 2013 by the following events:

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For the first time in five years, short-term incentives under our ROCICP were earned by our executive officers. Pursuant to the terms of the ROCICP, the incentive increment earned was 85.6% of the targeted award for each executive officer.

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The value realized upon vesting of RSUs, as shown in the “Options Exercised and Stock Vested” chart on p. 30 substantially exceeded the grant-date value of those awards.

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Three of our four executive officers exercised stock options during fiscal 2013, realizing substantial income upon exercise of the options, also as shown in the chart on p. 30.

Thus as our financial performance and share price improved during fiscal 2013, our executive officers were correspondingly rewarded under the variable components of our compensation program.

Our Key Compensation Practices. Our Board and Committee maintain governance standards applicable to our executive compensation and active oversight of our program, through the following key practices:

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A Committee comprised solely of independent directors.

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An independent compensation consultant that reports to and is directed by the Committee, and that provides no other services to the Company.

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A clawback policy in the event of a financial restatement.

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Change in control payments that are contingent upon a qualifying transaction and a qualifying termination of employment (commonly referred to as a “Double Trigger”).

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Share ownership guidelines.

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No tax gross-ups of any kind including for any excise taxes in conjunction with payments that are contingent upon a change in control.

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No significant perquisites.

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Award caps that apply to both our ROCICP and to our long-term incentives.

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Mitigation of risk, in that responsible management of our assets is an integral component of the calculation of annual incentives payable under our ROCICP.

The remainder of this section of our Proxy Statement more fully describes our compensation program.

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II.   Overall Objectives

The Committee believes that the success of the Company requires experienced leadership that fully understands the realities of Insteel’s challenging business environment and has demonstrated superior business judgment as well as the ability to effectively manage and operate the business. The Committee’s goal in developing its executive compensation system has been to attract, motivate and retain executives who will be successful in this environment and thus enhance the value of the business for our shareholders.

The Company is committed to “pay for performance” at all levels of the organization and accordingly a substantial proportion of each executive officer’s total compensation is variable, meaning the executive officer’s total compensation will be determined based upon the Company’s performance. The Committee does not currently have a fixed formula to determine the percentage of pay that should be variable, but reviews annually the mix between base salary and variable compensation to ensure that its goal of paying for performance will be achieved.

The Committee also believes it is critically important to retain executive officers who have demonstrated their value to the Company. Accordingly, several elements of our compensation system are intended to provide strong incentives for executive officers to remain employed by us. For example, we provide a non-qualified supplemental retirement benefit to executive officers that requires a minimum of 10 years of service before any benefit is paid, and 30 years of service to earn the full benefit provided (50% of base salary per year for 15 years following retirement).

The Committee developed its executive compensation system with the assistance of an independent consultant. The consultant reports directly to the Committee and the scope of services it provides is defined by the Committee. The consultant retained by the Committee is Pearl Meyer & Partners (“Pearl Meyer”). Consistent with the Committee’s policy that its independent consultant shall not perform services for us other than the services it provides to the Committee, Pearl Meyer did not perform any other services for us during fiscal 2013. The Committee is responsible for establishing the CEO’s compensation, and it reviews and approves recommendations from the CEO regarding the compensation of other executive officers. The Committee regularly meets in executive session without members of management present, and may consult with its consultant as necessary during its deliberations.

Following are the features of the compensation system that support the attainment of the Committee’s fundamental objectives:

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Attract, motivate and retain key executives by providing total compensation opportunities competitive with those provided to executives employed by companies of a similar size and/or operating in similar industries.

In formulating our approach to total compensation each year, the Committee requires its consultant, if one is retained, to compile peer group data and benchmark our compensation system against systems of other companies in similar industries, as well as comparably-sized companies in other industries. The objective of our benchmarking process is to provide total compensation opportunities to our executive officers that are near the median of our peer group. Although comparisons to compensation levels in other companies are considered helpful in assessing the overall competitiveness of our compensation practices, the Committee does not feel the need to adhere precisely to the mathematical median, and it places a relatively greater emphasis on overall compensation opportunities rather than on setting each element of compensation at or near the median for that element.

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Tightly link performance-based compensation to corporate performance.

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Annual Incentive. As a public company, our primary objective is to create shareholder value. To motivate our executive officers to align their interests with those of our shareholders, we provide annual incentives which are designed to reward our executive officers for the attainment of short-term goals, and long-term incentives which are designed to reward them for increases in our shareholder value over time. The annual incentive for senior executive officers is based entirely on the Company’s return on capital, which is a measure that incorporates both the generation of earnings and the management of the Company’s balance sheet and is closely correlated with long-term shareholder returns.

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Long-Term Incentives. Our long-term incentives are entirely equity-based, comprised of 50% RSUs and 50% stock options. Use of these equity-based incentives ensures that their value is directly linked to changes in the price of our common stock. Our long-term incentive program does not include a cash component.

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Encourage long-term commitment to the Company.

We believe that the value provided by employees increases over time as they become increasingly knowledgeable about our industry, customers and competitors, as well as our business processes, people and culture. We believe that providing incentives for executive officers to remain with the Company will enhance the long-term value of the Company. Accordingly, we include programs such as Retirement Security Agreements and Change-in-Control Severance Agreements as components of our executive compensation system to provide such incentives. The full benefit under our Retirement Security Agreements is not achieved until an executive officer is employed by us for 30 years and the minimum benefit under these agreements requires 10 years of service.

III.   Elements of Compensation

Our executive compensation system is comprised of base salary; our Return on Capital Incentive Compensation Plan (“ROCICP”) which provides for annual incentive payments; long-term incentives (consisting of RSUs and stock options); a supplemental retirement plan provided through Retirement Security Agreements with each executive officer; Change-in-Control Severance Agreements and (in the case of our CEO and CFO) Severance Agreements, each of which specifies payments and benefits upon, respectively, a change in control and involuntary termination; and certain other benefits such as medical, life and disability insurance and participation in the Company’s 401(k) retirement savings plan. We do not provide significant perquisites to executive officers.

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A brief description of each element of our executive compensation system and the objective of each element is set forth below.

Compensation Element	Description	Objective
Base Salary	Fixed cash compensation.

Provide basic level of income security.

Compensate executive officers for fulfilling basic job responsibilities.

Provide base pay commensurate with median salaries of peer group.

Attract and retain key executive officers.

ROCICP Annual Incentive Program	Variable cash compensation paid pursuant to a plan in which all of our sales and administrative employees participate.

Align executive compensation with shareholder interests because payment of the incentive is based on return on capital, a metric closely correlated with the creation of shareholder value.

Reward executive officers based on actual returns generated relative to the Company’s weighted average cost of capital.

Long-Term Incentives	Variable compensation granted 50% as RSUs (vesting after three years) and 50% as stock options (vesting one-third each year for three years).

Further align executive compensation with shareholder interests by linking the value of these incentives to changes in the Company’s common stock price.

Aid in retention and encourage long-term commitment to the Company.

Supplemental Retirement Plan (Retirement Security Agreement)	Non-qualified retirement plan providing additional income to executive officers for 15 years following retirement.	Aid in retention and encourage long-term commitment to the Company. Compensate for federal limits on qualified retirement plans.
Severance/Change-in-Control Severance (“CIC”) Agreements

Our CEO and CFO have severance agreements that specify payments to them in the event of involuntary termination. All executive officers have CIC agreements specifying their rights related to termination of employment following a change in control of the Company.

Encourage long-term commitment to the Company. Focus executives on shareholder interests. Provide transition assistance in the event of job loss.
Other Benefits	Medical, life and disability insurance; 401(k) savings plan.	Provide insurance and basic retirement benefits of the same nature that other Company employees receive.

The discussion below provides more detailed information regarding the elements of our compensation program for executive officers.

Base Salaries

Base salaries are established by the Committee and reviewed annually. The Committee does not necessarily adjust salaries annually and did not adjust them in either fiscal 2012 or fiscal 2013. In establishing and adjusting base salaries, the Committee considers the following factors:

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The executive’s performance;

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The executive’s responsibilities;

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The strategic importance of the position;

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Competitive market compensation information;

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Skills, experience and the amount of time the executive has served in the position; and

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The Company’s recent performance and current business outlook.

Prior to the onset of the global financial crisis, the Committee’s goal had been to establish base salaries between the 25th and 50th percentile of the peer group. However, prior to the adjustments that were instituted late in fiscal 2011, the Committee did not provide salary increases to our executive officers during fiscal 2009 and 2010, and made only one salary adjustment during fiscal 2008.

Annual Incentive

The annual incentive compensation of our executive officers is based on our financial performance pursuant to the terms of our ROCICP. This plan also applies to all of our sales and administrative employees, with target annual incentive payments ranging from 10% to 60% of annual base salary during fiscal 2013, and payments capped at twice the target incentive level. The target annual incentive payments for our executive officers during fiscal 2013 were 60% of the executive officer’s annual base salary. Based on peer group information, the Committee believes our annual incentive opportunity for executive officers at targeted award levels, when added to base salary levels, brings potential total cash compensation near the median for our peer group. When the annual incentive is at maximum levels, reflecting excellent Company performance, the potential total cash compensation would be above the median for our peer group. The Committee believes this balance between base salaries and annual cash incentives is appropriate, in that our executive officers’ cash compensation will be near the median for our peer group only if our short-term goals are achieved, and will exceed the median in the event of superior performance during the fiscal year.

For fiscal 2013, we calculated our weighted average cost of capital (“WACC”) for purposes of calculating incentive awards under the ROCICP to be 8.5% based on a weighted average of (i) our after-tax interest rate for debt, and (ii) the after-tax return that we believe would be expected by a prudent investor in our stock (which our Committee set at 8.5%). Attaining a return equal to our WACC would have resulted in the payout of incentive compensation at the target bonus level. The performance level at which the maximum incentive payment would be earned was set at 13.5% of the beginning of the year invested capital (WACC + 5%) while the minimum threshold at which an incentive payment would be earned was set at 3.5% of the beginning of year invested capital (WACC - 5%). The actual return on our WACC during fiscal 2013 was 7.7%, resulting in incentive payments to our executive officers at 85.6% of the targeted amounts.

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For fiscal 2014, the Committee determined that the WACC, for the purposes of the ROCICP, will again be established at 8.5% based on current estimates of the Company’s cost of debt and equity and its capital structure.

The Committee believes that return on invested capital is an appropriate metric for the annual incentive in that it is driven off both the generation of earnings and responsible management of our balance sheet, and is closely correlated with the creation of shareholder value. Since responsible management of our assets is an integral component of the annual incentive calculation, the Committee believes that use of this program inherently restrains excessive risk-taking on the part of management. The amounts earned annually under the ROCICP are established strictly by formula. The ROCICP does not provide for adjustments to the annual incentive based on subjective factors.

During fiscal 2007, our Board of Directors amended the ROCICP to clarify that in the event of a material restatement of earnings, the Board has the right to recover payments previously made under the ROCICP, or to reduce future payments. In making a determination whether and from whom to recover previously paid awards, or to reduce future awards, the Committee will consider the amount of the restatement, the reason for the restatement, the role played by any executive officers in the actions and decisions leading to the restatement and any other factors the Committee deems relevant.

Long-Term Incentives

Our long-term incentives are entirely equity-based, consisting of 50% RSUs and 50% stock options. These incentives are granted under our 2005 Equity Incentive Plan, as amended (the “2005 Plan”). The targeted amount of the awards was established by the Committee early in fiscal 2007 based on input from our independent consultant at that time, Mercer. The peer group that was established by Mercer included the following companies:

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Universal Stainless & Alloy Products, Inc.

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NN, Inc.

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LB Foster Company

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Materion Corporation (f/k/a Brush Engineered Materials Inc.)

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NS Group, Inc.

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PW Eagle, Inc.

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Olympic Steel, Inc.

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Steel Technologies, Inc.

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Gibraltar Industries, Inc.

The targeted amount of the long-term incentive was established at approximately the median for executives in similar positions, in the peer group of companies developed by Mercer. The targeted value of Mr. Petelle’s long-term incentive was increased by the Committee from $110,000 annually to $150,000 for fiscal 2012, and continued at that level in fiscal 2013. Targeted values for our other executive officers continued at the levels established in fiscal 2007. Therefore, the targeted value of the long-term incentives for each executive officer during fiscal 2013 was as follows: Mr. Woltz III: $600,000; Messrs. Gazmarian and Wagner: $275,000 each; Mr. Petelle: $150,000.

The RSUs and stock options are awarded in two equal tranches, with the first tranche effective on the date of our February annual shareholder meeting and the second tranche effective on the date that is six months after the annual shareholder meeting. These dates are typically about three weeks after the announcement of our quarterly financial results. The Committee believes that providing these awards on predetermined dates that closely follow the reporting of our quarterly financial results is the most appropriate approach for us.

The number of RSUs and stock options to be awarded to each of our executive officers on each grant date is calculated based on the closing price on such date. For example, the target value of long-term incentives granted to Mr. Woltz III during fiscal 2013 was established by the Committee at $600,000. Accordingly, he received the awards of RSUs and stock options in the amounts shown below on the dates indicated. Since the value of each grant of options and RSUs is pre-determined by the Committee, and the awards occur on pre-established dates, management does not participate in the process of granting these options and RSUs.

Date	Type of Grant	No. of Units	Closing Price	Value on the Date of Grant	ASC Topic 718 Grant Date Value
2/12/13	RSUs	9,119	$16.45	$150,008	$150,008
2/12/13	Stock Options	20,921	$16.45	$150,004	$150,004
8/12/13	RSUs	8,711	$17.22	$150,003	$150,003
8/12/13	Stock Options	21,583	$17.22	$150,002	$150,002

The value of each share of Company stock subject to a stock option was established with the assistance of a financial consultant retained by us to calculate the value of our option grants for financial reporting purposes. We and the consultant use a Monte Carlo option valuation model to determine the value of our stock options. The value of each share of stock subject to a grant of option was established at $7.17 per option share on February 12, 2013, and at $6.95 per option share on August 12, 2013. Prior to fiscal 2008, we used a different option valuation method to determine how many option shares to grant to executive officers. We changed to the Monte Carlo valuation model in fiscal 2008 in order to be consistent with the valuation method that we use for financial reporting purposes.

Retirement Benefits

Our executive officers each participate in the 401(k) “defined contribution” plan that is available to substantially all our employees. Under this plan the Company will match 100% of salary deferrals up to the first 1% of the participant’s eligible compensation, and 50% of the next 5% of eligible compensation. However, IRS regulations place significant limits on the ability of our executive officers to defer the same portion of their compensation as other participants. To help compensate for these limits, but in a manner that provides significant incentives for executives to remain employed by us, the Committee has established supplemental retirement plans through retirement security agreements (each, an “SRP”) in which certain of our executives, including all our executive officers, participate. An executive officer is eligible for the full benefit under his SRP if he remains employed by us for a period of at least 30 years. In that case, we will pay the executive officer, during the 15-year period following the later of (i) retirement, or (ii) reaching age 65, a supplemental retirement benefit equal to 50% of the executive officer’s average annual base salary for the five consecutive years in which he received the highest base salary in the 10 years preceding retirement.

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An executive officer may receive reduced benefits under the SRP if he retires prior to completing 30 years of service, so long as the executive has reached at least age 55 and has completed at least 10 years of service. If the executive officer does not complete 10 years of service, no benefit is paid under the SRP. If he completes at least 10 years, but less than 30, the amount of the benefit will be reduced by 1/360th for each month short of 360 months that he was employed by us.

Under the SRP, we also provide for pre-retirement disability and death benefits. The disability benefit is payable to an executive officer if, due to disability, his employment terminates before reaching age 65 or completing 30 years of service. In this event, we would pay him, during the 10-year period following the date of disability, a supplemental retirement benefit equal to the early retirement benefit described in the preceding paragraph, except that such early retirement benefit, when added to the benefits received (if any) by the executive officer under our long-term disability insurance plan for employees, may not exceed 100% of the executive officer’s highest average annual base salary for five consecutive years in the 10-year period preceding the date on which his disability occurred. If the long-term disability insurance payments end prior to the end of the 10-year period, the pre-retirement disability benefit will continue for the remainder of the 10-year period in an amount equal to 50% of his highest average annual base salary for five consecutive years in the 10-year period preceding the date on which his disability occurred.

The death benefit is payable in the event that the executive officer dies while employed by us. In this event, we will pay to the executive officer’s beneficiary, for a term of 10 years following his death, a supplemental death benefit in an amount equal to 50% of his highest average annual base salary for five consecutive years in the 10-year period preceding the date of his death.

Change-in-Control Severance Agreements

We have entered into change-in-control severance agreements with each of our executive officers. These agreements specify the terms of separation in the event that termination of employment occurs following a change in control. The initial term of each agreement is two years and the agreements provide for subsequent automatic one-year renewal terms unless we or the executive officer provides notice of termination. The agreements do not provide assurances of continued employment, nor do they specify the terms of an executive officer’s termination should the termination occur in the absence of a change in control.

The Committee first provided change-in-control severance agreements to our executive officers in May 2003 because it believed that such agreements should be provided to individuals serving in executive positions that can materially affect the consummation of a change-in-control transaction and are likely to be materially affected by a change in control.

These agreements are consistent with the Committee’s overall objective of aligning the interests of executive officers and shareholders in that they provide protection to the executive officers in the event of job loss following a transaction. Absent this protection, the executive may be distracted by personal uncertainties and risks in the event of a proposed transaction or may not vigorously pursue certain transactions that would benefit shareholders due to potential negative personal consequences.

Under the terms of these agreements, in the event of termination within two years of a change of control, Messrs. Woltz III and Gazmarian would receive severance benefits equal to two times base salary, plus two times the average bonus for the prior three years and the continuation of health and welfare benefits (including payment of premiums for “COBRA” coverage) for two years following termination. Messrs. Wagner and Petelle would receive severance benefits equal to one times base salary, plus one times the average bonus for the prior three years and the continuation of health and welfare benefits (including payment of premiums for “COBRA” coverage) for one year following termination. In addition, all stock options, restricted stock awards and RSUs outstanding immediately prior to termination would vest and, in the case of options, become exercisable for the remainder of the term provided for in the original agreement relating to each grant of options. Finally, we would pay up to $15,000 for outplacement services for Messrs. Woltz III, Gazmarian, Wagner and Petelle.

The terms of the change-in-control severance agreements were based on prevailing practice at the time the agreements were entered into, as well as competitive pressures in securing and retaining the services of executive officers. The Committee determined to provide relatively greater change-in-control severance benefits for Mr. Woltz III, our CEO, and Mr. Gazmarian, our CFO, because it believed they would likely be most engaged in any negotiations leading to a transaction that would result in a change in control, and that they would be less likely to retain their positions following a change in control.

Any termination benefits payable under a change-in-control severance agreement are subject to reduction if necessary to avoid the application of the “golden parachute” rules of Section 280G and the excise tax imposed under Section 4999 of the Internal Revenue Code. The agreements do not provide for a “gross up” of any payments to cover any tax liability that may be imposed on our executive officers.

Severance Agreements

We have entered into severance agreements with Mr. Woltz III and Mr. Gazmarian. The severance agreements provide certain termination benefits in the event that we terminate the employment of Mr. Woltz III or Mr. Gazmarian without cause (as defined in each severance agreement). Each severance agreement provides for automatic one-year renewal terms unless we or Mr. Woltz III or Mr. Gazmarian provide prior notice of termination.

We first entered into the severance agreements with Messrs. Woltz III and Gazmarian in December 2004. At that time, the Committee concluded that Messrs. Woltz III and Gazmarian, who were leading efforts to restructure the Company, required additional protection in the event that either of them lost his position under circumstances in which he would not be entitled to benefits under his change-in-control severance agreement.

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Neither Mr. Woltz III nor Mr. Gazmarian would be entitled to termination benefits under a severance agreement (i) if his employment with us is terminated for cause, or (ii) if he is entitled to receive benefits under the change-in-control severance agreement described above.

Under the terms of the severance agreements, if Mr. Woltz III or Mr. Gazmarian were terminated without cause, each would receive a lump sum severance payment equal to one and one-half times his annual base salary, and the continuation of health and welfare benefits (including payments of premiums for “COBRA” coverage), for 18 months following termination. In addition, all stock options, restricted stock awards and RSUs outstanding immediately prior to termination would vest and, in the case of options, become exercisable for the remainder of the term provided for in the original agreement relating to each grant of options. Finally, we would pay up to $15,000 each for outplacement services for Mr. Woltz III and for Mr. Gazmarian. At the time these agreements were entered into, the Committee believed their terms were comparable to those provided to senior officers of similar public companies.

Any termination benefits payable under a severance agreement are subject to reduction if necessary to avoid the application of the “golden parachute” rules of Section 280G and the excise tax imposed under Section 4999 of the Internal Revenue Code.

The Committee periodically reviews the payments that could be received by executive officers pursuant to their respective severance and change-in-control severance agreements, but does not consider the amount of the potential benefits under these agreements when it establishes the elements of each executive officer’s ongoing compensation.

Broad-Based Employee Benefits

Our executive officers participate in employee benefit plans that are offered to all employees, such as health, life and disability insurance and our 401(k) retirement savings plan. Our salaried employees are entitled to designate a beneficiary who will receive a death benefit in the event of the employee’s death while he is employed by us. The amount of the death benefit is determined by the employee’s salary grade. The death benefit payable to beneficiaries of each of our executive officers is $500,000. We maintain “split dollar” life insurance policies on a broad group of employees, including each of our executive officers, to fund the payment of the death benefit. Proceeds of these policies are payable to us.

Our broad-based employee benefit programs are reviewed periodically to ensure that these programs are adequate based on competitive conditions as well as cost considerations.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year, although certain “performance-based” compensation is not subject to the deduction limit. We generally seek to maximize the deductibility for tax purposes of all elements of compensation.

The Committee periodically reviews applicable tax provisions, such as Section 162(m), and may revise compensation plans from time to time to maximize deductibility. In addition, although the Committee’s current intention is to ensure full deductibility of future compensation, it retains the flexibility to take actions it deems necessary to attract, motivate and retain executive officers who will help us achieve our business goals.

Executive Compensation Committee Report

The Executive Compensation Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on this review and discussion, the Executive Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for fiscal 2013.

This Executive Compensation Committee report shall be deemed furnished in our Annual Report on Form 10-K for fiscal 2013, is otherwise not incorporated by reference into any of our previous filings with the SEC and is not to be deemed “soliciting material” or incorporated by reference into any of our future filings with the SEC, irrespective of any general statement included in any such filing that incorporates the Annual Report on Form 10-K referenced above or this proxy statement by reference, unless such filing explicitly incorporates this report.

Executive Compensation Committee

C. Richard Vaughn (Chairman)

Duncan S. Gage

Louis E. Hannen

Charles B. Newsome

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Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation of our Chief Executive Officer, Chief Financial Officer and our two other executive officers for the fiscal year ended September 28, 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
H. O. Woltz III President and CEO	2013 2012 2011	477,000 477,000 435,423	300,011 299,996 300,009	300,006 299,998 299,999	244,987 -0- -0-	111,110 294,515 183,810	46,128 26,104 26,122	1,479,242 1,397,613 1,245,363
Michael C. Gazmarian Vice President, CFO and Treasurer	2013 2012 2011	280,000 280,000 253,462	137,494 137,494 137,497	137,502 137,499 137,499	143,808 -0- -0-	69,345 140,590 83,110	24,684 15,685 15,369	792,833 711,268 626,937
James F. Petelle Vice President - Administration and Secretary	2013 2012 2011	170,000 170,000 161,194	75,011 74,998 54,992	75,002 74,999 55,001	87,312 -0- -0-	27,865 46,500 32,050	15,830 58,440 10,801	451,020 424,937 314,038
Richard T. Wagner Vice President - General Manager, Insteel Wire Products	2013 2012 2011	260,000 260,000 224,615	137,494 137,494 137,497	137,502 137,499 137,499	133,536 -0- -0-	72,270 146,470 80,720	23,646 14,997 14,320	764,448 696,460 594,651

(1)

The amounts reported in these columns reflect the aggregate grant date fair value of stock and option awards granted during each fiscal year and do not reflect the actual value, if any, that may be received by executive officers for their awards. Our assumptions used in the calculation of these amounts for fiscal 2013 are set forth in Note 8 of our consolidated financial statements as reported in our Annual Report on Form 10-K. Dividend equivalents paid on RSUs are currently paid in cash and are reported in the “All Other Compensation” column.

(2)

The amounts reported in this column are the annual cash incentive amounts accrued for fiscal 2013 under our ROCICP. No cash incentive amounts were earned under the ROCICP for fiscal 2012 or 2011.

(3)

Amounts reported for each fiscal year represent the increase in the present actuarial value during such fiscal year of the executive officer’s accumulated benefits under our Retirement Savings Plan determined using interest rate assumptions consistent with those set forth in Note 10 of our consolidated financial statements as reported in our 2013 Form 10-K. These amounts were calculated based on the following discount rate assumptions as of the end of each fiscal year: 2011, 4.75%; 2012, 4.0%; and 2013, 4.75%. If the discount rate assumption had not been changed during fiscal 2013, the amounts reported in this column for fiscal 2013 would have been as follows: Mr. Woltz, $302,450; Mr. Gazmarian, $145,340; Mr. Petelle, $41,735; and Mr. Wagner, $147,720. Executive officers may not be fully vested in the amounts reflected herein. We do not currently offer any program for deferring compensation and therefore there were no above-market earnings on deferrals that were required to be reported in this column.

(4)

Amounts shown for fiscal 2013 include (i) dividend equivalents paid on RSUs; (ii) the current dollar value attributed by the IRS to the death benefit program we provide to our executive officers; and (iii) the amount of matching funds paid into our Retirement Savings Plan on behalf of the executive officers. The following table shows the amount of each component described above.

Name	Dividends/Dividend Equivalents Paid on RSUs ($)	Death Benefit Value ($)	401(k) Matching Payments ($)
H. O. Woltz III	30,440	2,106	13,582
Michael C. Gazmarian	13,951	1,440	9,293
James F. Petelle	6,298	3,582	5,950
Richard T. Wagner	13,951	1,440	8,255

Fiscal 2013 Grants of Plan-Based Awards

The following table provides information regarding (1) annual incentive compensation payments to our executive officers under our ROCICP, and (2) the value of stock options and RSUs awarded to our executive officers during fiscal 2013 under our 2005 Plan.

Beginning in fiscal 2006, our practice has been to grant equity awards (stock options and restricted stock and, beginning in fiscal 2009, RSUs) on two dates each fiscal year: the date of our annual shareholders’ meeting and the date that is six months after the shareholders’ meeting. Stock options have a 10-year term and vest in equal annual increments of one-third of the amount of each grant on the first, second and third anniversaries of the grant date. Options are priced at the closing price of our stock on the date of grant, as reported on NASDAQ. Beginning in fiscal 2009, we granted RSUs instead of shares of restricted stock. RSUs are settled in shares of our common stock at the end of three years. Our executive officers do not have the right to vote the shares represented by RSUs, and may not sell or transfer RSUs, or use them as collateral. We pay dividend equivalents in cash on outstanding RSUs.

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Generally, stock options and RSUs are subject to forfeiture if an executive officer leaves our employ for reasons other than death, disability or retirement prior to vesting or lapse of restrictions. Pursuant to the Severance Agreements we have with Messrs. Woltz III and Gazmarian, vesting of stock options and RSUs will accelerate in connection with a termination without cause. For all of our executive officers, if employment with us terminates due to death, disability or retirement, or without cause in connection with a change in control pursuant to the terms of our Change-in-Control Severance Agreements, the vesting of stock options and RSUs will accelerate. See “Potential Payments Upon Termination or Change in Control.”

FISCAL 2013 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
H. O. Woltz III	N/A		286,200	572,400
	2/12/13				9,119			150,008
	2/12/13					20,921	16.45	150,004
	8/12/13				8,711			150,003
	8/12/13					21,583	17.22	150,002
Michael C. Gazmarian	N/A		168,000	336,000
	2/12/13				4,179			68,745
	2/12/13					9,859	16.45	68,753
	8/12/13				3,992			68,742
	8/12/13					9,892	17.22	68,749
James F. Petelle	N/A		102,000	204,000
	2/12/13				2,280			37,506
	2/12/13					5,230	16.45	37,499
	8/12/13				2,178			37,505
	8/12/13					5,396	17.22	37,502
Richard T. Wagner	N/A		156,000	312,000
	2/12/13				4,179			68,745
	2/12/13					9,859	16.45	68,753
	8/12/13				3,992			68,742
	8/12/13					9,892	17.22	68,749

(1)

The options and RSUs granted on the dates shown in this column were granted under our 2005 Plan, as amended.

(2)

Our incentive award program, which we refer to as our Return on Capital Incentive Compensation Plan, or ROCICP, is considered a non-equity incentive plan and is discussed above under “Compensation Discussion and Analysis – Elements of Compensation.” There is no threshold amount payable under the program. The amounts shown in the “Target” column reflect each executive officer’s target bonus percentage of base salary set by the Executive Compensation Committee for fiscal 2013. The amounts shown in the “Maximum” column reflect the maximum amount payable to each executive officer under the program based on his target bonus percentage.

(3)

For each option, the exercise price per share is the closing price of our common stock on NASDAQ on the grant date.

(4)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value an executive officer may receive depends on the market price of our stock, and there can therefore be no assurance that amounts reflected in this column will actually be realized.

Our equity-based compensatory awards for fiscal 2013 were issued pursuant to our 2005 Plan, as amended. The original plan was approved by our shareholders in 2005, and an amendment to the Plan which increased the number of shares that can be issued pursuant to the Plan was approved by our shareholders at the 2012 annual meeting. The maximum number of shares issuable under the 2005 Plan currently may not exceed 2,670,000 shares, but only 350,000 of the 900,000 additional shares authorized at the 2012 annual meeting may be used for “full-value” grants. Awards settled in cash and shares subject to awards that were forfeited, canceled, terminated, expire or lapse for any reason do not count against this limit, except that after February 21, 2012 shares tendered to exercise outstanding options or shares tendered or withheld to pay taxes do count against the limit Awards that may be granted under the 2005 Plan include incentive options and non-qualified options, restricted stock awards and RSUs, and performance awards. The number of shares reserved for issuance under the 2005 Plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The 2005 Plan is administered by our Executive Compensation Committee. Subject to the terms of the 2005 Plan, the Executive Compensation Committee has authority to take any action with respect to the 2005 Plan, including selection of individuals to be granted awards, the types of awards and the number of shares of common stock subject to an award, and determination of the terms, conditions, restrictions and limitations of each award.

Additional discussion regarding factors that may be helpful in understanding the information included in the Summary Compensation Table and Fiscal 2013 Grants of Plan-Based Awards table is included above under “Compensation Discussion and Analysis.”

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Outstanding Equity Awards at Fiscal Year End 2013

The following table provides information regarding unexercised stock options, unvested stock awards and RSUs held by our executive officers as of September 28, 2013, the last day of our fiscal 2013. All values in the table are based on a market value of our common stock of $16.00, the closing price reported on NASDAQ on September 27, 2013, the last trading day during fiscal 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)
H. O. Woltz III	9,144	-0-	15.64	2/14/2016	70,039	1,120,624
	6,369	-0-	20.26	8/14/2016
	14,395	-0-	17.11	2/13/2017
	11,878	-0-	20.27	8/13/2017
	15,957	-0-	16.69	8/19/2018
	11,236	-0-	9.16	8/9/2020
	17,065	8,532	12.43	2/8/2021
	20,619	10,309	10.72	8/8/2021
	8,251	16,501	13.06	2/21/2022
	10,989	21,978	10.23	8/21/2022
	-0-	20,921	16.45	2/12/2023
	-0-	21,583	17.22	8/12/2023
Michael C. Gazmarian	5,301	-0-	9.12	3/4/2015	32,099	513,584
	3,430	-0-	6.89	7/26/2015
	4,080	-0-	15.64	2/14/2016
	2,841	-0-	20.26	8/14/2016
	6,598	-0-	17.11	2/13/2017
	5,444	0-	20.27	8/13/2017
	13,196	-0-	11.15	2/19/2018
	7,314	-0-	16.69	8/19/2018
	14,946	-0-	7.55	2/10/2019
	10,982	-0-	11.60	8/10/2019
	14,881	-0-	9.39	2/9/2020
	15,449	-0-	9.16	8/9/2020
	7,821	3,911	12.43	2/8/2021
	9,450	4,725	10.72	8/8/2021
	3,782	7,563	13.06	2/21/2022
	5,037	10,073	10.23	8/21/2022
	-0-	9,589	16.45	2/12/2023
	-0-	9,892	17.22	8/12/2023

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	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)
James F. Petelle	2,639	-0-	17.11	2/13/2017	15,772	252,352
	2,178	-0-	20.27	8/13/2017
	5,278	-0-	11.15	2/19/2018
	2,926	-0-	16.69	8/19/2018
	4,393	-0-	11.60	8/10/2019
	6,180	-0-	9.16	8/9/2020
	3,129	1,564	12.43	2/8/2021
	3,780	1,890	10.72	8/8/2021
	2,063	4,125	13.06	2/21/2022
	2,747	5,495	10.23	8/21/2022
	-0-	5,230	16.45	2/12/2023
	-0-	5,396	17.22	8/12/2023
Richard T. Wagner	4,080	-0-	15.64	2/14/2016	32,099	513,584
	2,841	-0-	20.26	8/14/2016
	6,598	-0-	17.11	2/13/2017
	5,444	-0-	20.27	8/13/2017
	7,314	-0-	16.69	8/19/2018
	14,946	-0-	7.55	2/10/2019
	14,881	-0-	9.39	2/9/2020
	15,449	-0-	9.16	8/9/2020
	-0-	3,911	12.43	2/8/2021
	9,450	4,725	10.72	8/8/2021
	3,782	7,563	13.06	2/21/2022
	5,037	10,073	10.23	8/21/2022
	-0-	9,589	16.45	2/12/2023
	-0-	9,892	17.22	8/12/2023

(1)

All of these options have become exercisable or will become exercisable as to one-third of the total number of shares covered by such option on each of the first, second and third anniversary of the grant date. The grant date in each case is 10 years prior to the option expiration date.

(2)

These RSUs will vest on the third anniversary of the date of grant. The number of shares that will vest on dates subsequent to the end of fiscal 2013 is shown in the following chart.

	2/8/14	8/8/14	2/21/15	8/21/15	2/12/16	8/12/16
H.O. Woltz III	12,068	13,993	11,485	14,663	9,119	8,711
Michael C. Gazmarian	5,531	6,413	5,264	6,720	4,179	3,992
James F. Petelle	2,212	2,565	2,871	3,666	2,280	2,178
Richard T. Wagner	5,531	6,413	5,264	6,720	4,179	3,992

Options Exercised and Stock Vested During Fiscal Year 2013

The following table provides information regarding compensation earned by our executive officers as a result of vesting of restricted stock and exercise of stock options during fiscal 2013.

OPTIONS EXERCISED AND STOCK VESTED

Name	Option Awards		Stock Awards
	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
H. O. Woltz III	169,660	1,286,259	32,350	530,302
Michael C. Gazmarian	0	0	14,827	243,053
James F. Petelle	10,830	94,472	5,931	97,224
Richard T. Wagner	45,455	276,545	14,827	243,053

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Pension Benefits

Through individual agreements, we provide supplemental retirement benefits to our executive officers which provide for payments to them for a 15-year period beginning on the later of their (i) retirement or (ii) reaching age 65. The maximum annual benefit payable under the supplemental retirement plan provided through each executive officer’s Retirement Security Agreement (each, an “SRP”) is equal to 50% of the executive officer’s annual base salary for the five consecutive years in which he received the highest salary during the 10 years prior to retirement. Only base salary is included in the calculation of the benefit under the SRP.

To receive the maximum benefit under the SRP, the executive officer must be employed by us for at least 30 years. An executive officer will receive reduced benefits under the SRP if he is employed by us for at least 10 years and retires at or after reaching age 55. Since Mr. Woltz III has been employed by us for 30 years and has reached 55 years of age, his benefit under the SRP has vested. None of our other executive officers currently meet the minimum qualification for reduced retirement benefits under the SRPs. For more information regarding the SRPs, see the discussion above under the “Compensation Discussion and Analysis – Elements of Compensation” section of this proxy statement. Assumptions used in the calculation of the amounts shown in the following chart are set forth in Note 10 of our consolidated financial statements as reported in our 2013 Form 10-K.

The following table shows the present value of the accumulated benefit as of September 28, 2013 payable at, following or in connection with retirement to each of our executive officers, including the number of years of service credited to each.

FISCAL 2013 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
H. O. Woltz III	Retirement Security Agreement	35	1,913,575	-0-
Michael C. Gazmarian	Retirement Security Agreement	19	637,615	-0-
James F. Petelle	Retirement Security Agreement	7	188,110	-0-
Richard T. Wagner	Retirement Security Agreement	21	633,065	-0-

Potential Payments Upon Termination or Change in Control

The discussion and tables below describe the potential payments that could be received by each of the executive officers if the executive officer’s employment was terminated on September 27, 2013, the last business day of our fiscal year. The amounts in the tables for stock options and RSUs represent the value of the awards that vest as a result of the termination of the executive officer’s employment. For purposes of valuing the stock options and RSUs, the amounts below are based on a per share price of $16.00, which was our closing price as reported on NASDAQ on September 27, 2013, the last trading day during fiscal 2013.

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Benefits and Payments Upon Termination

	Voluntary Termination	Termination without Cause	Termination without Cause or for Good Reason after Change in Control	Retirement	Death	Disability
H. O. Woltz III
Salary Continuation(1)	0	0	0	0	0	1,121,058
Severance Payment(2)	0	715,500	1,117,325	0	0	0
Stock Options(3)	0	260,217	260,217	260,217	260,217	260,217
RSUs(4)	0	1,120,624	1,120,624	1,120,624	1,120,624	1,120,624
Benefits(5)	0	29,115	38,820	0	0	0
Outplacement	0	15,000	15,000	0	0	0
Supplemental Retirement Plan(6)	1,913,575	1,913,575	1,913,575	1,913,575	1,758,225	1,758,225
Death Benefit(7)	0	0	0	0	500,000	0
TOTAL	1,913,575	4,054,031	4,465,561	3,294,416	3,139,066	4,260,124
	Voluntary Termination	Termination Without Cause	Termination without Cause or for Good Reason after Change in Control	Retirement	Death	Disability
Michael C. Gazmarian
Salary Continuation(1)	0	0	0	0	0	1,334,348
Severance Payment(2)	0	420,000	655,872	0	0	0
Stock Options(3)	0	119,267	119,267	119,267	119,267	119,267
RSUs(4)	0	513,584	513,584	513,584	513,584	513,584
Benefits(5)	0	29,115	38,820	0	0	0
Outplacement	0	15,000	15,000	0	0	0
Supplemental Retirement Plan(6)	0	0	637,615	0	1,026,771	1,026,771
Death Benefit(7)	0	0	0	0	500,000	0
TOTAL	0	1,096,966	1,980,158	632,851	2,159,622	2,993,970

(1)

The amounts under the “Disability” column represent the lump-sum present value of bi-weekly payments which Messrs. Woltz III and Gazmarian would be entitled to receive, pursuant to our disability insurance program, until their “normal retirement age” as defined by the Social Security Act, in the event of disability on September 27, 2013.

(2)

These amounts would be paid to Messrs. Woltz III and Gazmarian in a lump sum following termination without cause, pursuant to their severance agreements, or in the event of a termination following a change in control, pursuant to their change-in-control severance agreements.

(3)

These amounts represent the difference between the market value of Insteel stock on September 27, 2013 and the option strike prices for unvested options that would vest (i) pursuant to the terms of the option grant agreements in the event of retirement, death or disability; (ii) pursuant to the terms of the severance agreement in the event of termination without cause; and (iii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.

(4)

These amounts represent the market value of RSUs on September 27, 2013 that would vest (i) pursuant to the terms of the RSU agreements in the event of retirement, death or disability; (ii) pursuant to the terms of the severance agreement in the event of termination without cause; and (iii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.

(5)

These amounts represent premiums for medical and dental insurance which would be paid by us for 18 months following termination without cause and 24 months following termination after a change in control.

(6)

The amount under the “Termination without Cause or for Good Reason after Change in Control” column represent the lump-sum present value of the accumulated benefit on September 27, 2013 of the SRP and would be payable to Mr. Gazmarian in a lump sum under his change-in-control severance agreement in the event of a termination following a change in control. The amount under the “Voluntary Termination,” “Termination without Cause,” Termination without Cause after Change in Control,” and “Retirement” columns for Mr. Woltz III represents the lump-sum present value of his benefit, which in his case has vested. The amounts under the “Death” and “Disability” columns represent the estimated lump-sum present value of bi-weekly payments which Messrs. Woltz III and Gazmarian (or their heirs) would have been entitled to receive for a 10-year period pursuant to the SRP in the event of death or disability on September 27, 2013.

(7)

These amounts would be payable in a lump sum to the heirs of Messrs. Woltz III and Gazmarian in the event of their death, pursuant to our death benefit program.

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	Voluntary Termination	Termination without Cause	Termination without Cause or for Good Reason after Change in Control	Retirement	Death	Disability
James F. Petelle
Salary Continuation(1)	0	0	170,000	0	0	292,017
Severance Payment(2)	0	0	29,104	0	0	0
Stock Options(3)	0	0	59,468	59,468	59,468	59,468
RSUs(4)	0	0	252,352	252,352	252,352	252,352
Benefits(5)	0	0	11,582	0	0	0
Outplacement	0	0	15,000	0	0	0
Supplemental Retirement Plan(6)	0	0	188,110	0	641,839	641,839
Death Benefit(7)	0	0	0	0	500,000	0
TOTAL	0	0	725,616	311,820	1,453,659	1,245,676
	Voluntary Termination	Termination without Cause	Termination without Cause or for Good Reason after Change in Control	Retirement	Death	Disability
Richard T. Wagner
Salary Continuation(1)	0	0	260,000	0	0	1,370,014
Severance Payment(2)	0	0	44,512	0	0	0
Stock Options(3)	0	0	119,267	119,267	119,267	119,267
RSUs(4)	0	0	513,584	513,584	513,584	513,584
Benefits(5)	0	0	18,638	0	0	0
Outplacement	0	0	15,000	0	0	0
Supplemental Retirement Plan(6)	0	0	633,065	0	925,940	925,940
Death Benefit(7)	0	0	0	0	500,000	0
TOTAL	0	0	1,604,066	632,851	2,058,791	2,928,805

(1)

The amounts under the “Termination without Cause or for Good Reason after Change in Control” column would be paid to Messrs. Petelle and Wagner on a semi-monthly basis for a period of one year, pursuant to their respective change-in-control severance agreements. The amounts under the “Disability” column represent the lump-sum present value of bi-weekly payments which Messrs. Petelle and Wagner would be entitled to receive, pursuant to our disability insurance program, until their “normal retirement age” as defined by the Social Security Act, in the event of disability on September 27, 2013.

(2)

These amounts would be paid in a lump sum to Messrs. Petelle and Wagner in the event of a termination following a change in control, pursuant to their change-in-control severance agreements.

(3)

These amounts represent the difference between the market value of Insteel stock on September 27, 2013 and the option strike prices for unvested options that would vest (i) pursuant to the terms of the option grant agreements in the event of retirement, death or disability; and (ii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.

(4)

These amounts represent the market value of RSUs on September 27, 2013, that would vest (i) pursuant to the terms of the RSU agreements in the event of retirement, death or disability; and (ii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.

(5)

These amounts represent premiums for medical and dental insurance which would be paid by us for 12 months following termination after a change in control.

(6)

The amounts under the “Termination without Cause or for Good Reason after Change in Control” column represent the lump-sum present value of the accumulated benefit on September 27, 2013 of the SRP and would be payable to Messrs. Petelle and Wagner in a lump sum under their change-in-control severance agreements in the event of a termination following a change in control. The amounts under the “Death” and “Disability” columns represent the estimated lump-sum present value of bi-weekly payments which Messrs. Petelle and Wagner (or their heirs) would have been entitled to receive for a 10-year period pursuant to the SRP in the event of death or disability on September 27, 2013.

(7)

These amounts would be payable in a lump sum to the heirs of Messrs. Petelle and Wagner in the event of their death, pursuant to our death benefit program.

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DIRECTOR COMPENSATION

Mr. Woltz III, our CEO, receives no additional compensation for serving on our board of directors. Since January 2007, we have paid a quarterly cash retainer to non-employee directors of $10,000, and have paid an additional quarterly cash retainer for committee chairmen of $1,250. Prior to fiscal 2009, we made an annual grant of restricted stock, with a one-year vesting period, to our non-employee directors on the date of our annual shareholders’ meeting. In fiscal 2009 we began granting RSUs instead of restricted stock to our non-employee directors on the date of our annual shareholders meeting. The fair value of the annual grant is currently established at $40,000, with the number of shares determined based on our closing price reported on NASDAQ on the date of our annual shareholders meeting. We do not pay additional “meeting fees” to directors for attendance at board and committee meetings.

The following table shows the compensation we provided to our non-employee directors during fiscal 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Duncan S. Gage	43,750	40,006	1,077	84,833
Louis E. Hannen	40,000	40,006	1,077	80,183
Charles B. Newsome	41,250	40,006	1,077	82,333
Gary L. Pechota	41,250	40,006	1,077	82,333
W. Allen Rogers II	45,000	40,006	1,077	86,083
C. Richard Vaughn	43,750	40,006	1,077	84,833

(1)

This amount reflects the aggregate grant date fair value of restricted stock units awarded to each non-employee director on the date of our last annual meeting computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and does not reflect the actual value, if any, that may be received by our non-employee directors for their awards. The fair value of 2,432 RSUs issued to each non-employee director on February 12, 2013 was $40,006 on that date. RSUs granted to non-employee directors vest one year after the date of grant. In addition, on September 28, 2013 Messrs. Hannen, Newsome and Rogers each held 7,200 fully vested stock options. We have not granted stock options to non-employee directors since July 2004.

(2)

This amount reflects dividend equivalents paid in cash on RSUs held by our non-employee directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2013, the Executive Compensation Committee included Messrs. Gage, Hannen, Newsome and Vaughn, none of whom have ever served as officers or employees of us or any of our subsidiaries. Mr. Newsome is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 2013, Johnson Concrete Company purchased materials from us valued at $674,000 for use or resale in their normal course of business, an amount which is very substantially less than 5% of our revenues and of the revenues of Johnson Concrete Company. None of our executive officers served during fiscal 2013 as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has an executive officer who serves on our Board or Executive Compensation Committee.

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ITEM NUMBER THREE:    ADVISORY VOTE ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS

The Dodd-Frank Act requires us to hold a Say on Pay Vote at least every three years. In light of the vote of the shareholders at our 2011 annual shareholders’ meeting at which a plurality of our shareholders expressed a preference for annual Say on Pay votes, we determined to include the Say on Pay Vote in our proxy materials for each annual meeting of shareholders at least until our 2017 annual meeting of shareholders, at which time we are again required to hold an advisory vote on the frequency of Say on Pay votes.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” we design our executive officer compensation programs to attract, motivate and retain the key executives who drive our success and help us maintain a market leadership position in our industry. We are committed to “pay for performance,” meaning that a substantial proportion of our executive officer compensation is variable and will be determined based on our performance. In addition, we design our executive compensation to encourage long-term commitment by our executive officers to Insteel.

Please read the “Executive Compensation” section of this proxy statement, which includes our Compensation Discussion and Analysis, executive officer compensation tables and related narrative discussion, and describes in detail our compensation programs and policies for our executive officers and the decisions made by our Executive Compensation Committee for fiscal 2013. Highlights of our executive officer compensation programs and policies are as follows:

•

We closely monitor the compensation systems of companies of similar size and similar industries, with the objective of providing total compensation opportunities to our executive officers that are near the median of our peer group.

•

To motivate our executive officers and to align their interests with those of our shareholders, we provide annual incentives which are designed to reward our executive officers for the attainment of short-term goals, and long-term incentives which are designed to reward them for increases in our shareholder value over time.

•

We did not provide increases in base salaries to our executive officers during fiscal 2013 or 2012, due to the continued impact of the recessionary conditions in the construction industry on our business and markets.

•

For the first time in five years, we paid annual incentives under our ROCICP to our executive officers for fiscal 2013. Payments were at 85.6% of the targeted bonus percentages based on our return on capital, which improved significantly during fiscal 2013.

•

We provide executive officers with long-term incentives in the form of stock options and RSUs. These equity-based awards, which vest over a period of three years, link compensation with the long-term price performance of our stock, and also provide a substantial retention incentive. Due to the increase in our stock price in Fiscal 2013, our executive officers realized significantly more income from vesting of RSUs and exercise of options than in previous years, demonstrating the alignment between our executive compensation and shareholder returns.

•

Our independent compensation consultant believes that while our long-term incentives may be viewed as less performance-based than those of our peers because they do not include performance contingent vesting, our annual incentive plan is generally more performance-based than plans of our peers, and therefore, taken as a whole, our compensation program is appropriately tied to Company performance.

•

We have entered into change-in-control severance agreements with each of our executive officers. These agreements provide certain benefits in the event of a termination following a change-in-control, also known as a “double-trigger” requirement. We do not provide for tax gross-up payments on any severance payments that would be made in connection with a change-in-control.

•

We do not provide significant perquisites to our executive officers.

We are requesting shareholder approval of the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our executive officers’ compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is an advisory vote which is not binding on us. However, the Board and our Executive Compensation Committee value the opinions expressed by shareholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions with respect to our executive officers.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our executive officers, as disclosed in this proxy statement.

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ITEM NUMBER FOUR:    RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending September 27, 2014. We are submitting the selection of the independent registered public accounting firm for shareholder ratification at the Annual Meeting. We expect a representative of Grant Thornton LLP to be present at the Annual Meeting and he or she will have the opportunity to make a statement and respond to appropriate questions.

Our organizational documents do not require that our shareholders ratify the selection of our independent registered public accounting firm. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton LLP, but still may retain them nonetheless. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2014.

Fees Paid to Independent Registered Public Accounting Firm

During fiscal 2013, the services of the independent registered public accounting firm included the audit of our annual financial statements, a review of our quarterly financial reports to the SEC, services performed in connection with the filing of our proxy statement and our Annual Report on Form 10-K with the SEC, attendance at meetings with our Audit Committee, consultation on matters relating to accounting, financial reporting and tax-related matters, and advisory services. Our Audit Committee approved all services performed by Grant Thornton LLP in advance of their performance. Grant Thornton LLP has served as our auditor since its appointment on July 27, 2002. Neither Grant Thornton LLP nor any of its associates have any relationship to us or any of our subsidiaries except in its capacity as auditors. Set forth below is certain information relating to the aggregate fees billed by Grant Thornton LLP, for professional services rendered for fiscal years 2012 and 2013.

Type of Fee	2012	2013
Audit Fees	$278,250	$279,350
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
TOTAL	$278,250	$279,350

Audit Fees. Audit fees include fees for the recurring annual integrated audit of our financial statements, as well as the review of the quarterly financial reports and other documents filed with the SEC.

Audit-Related Fees. No fees for audit-related activities were paid to Grant Thornton LLP in fiscal years 2012 and 2013.

Tax Fees. No fees related to tax matters, including tax compliance, tax advice and tax planning, were paid to Grant Thornton LLP in fiscal years 2012 or 2013.

All Other Fees. There were no fees for “other” services paid to Grant Thornton LLP in fiscal years 2012 or 2013.

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Pre-Approval Policies and Procedures

Our Board has adopted an Audit Committee Pre-Approval Policy whereby the Audit Committee is responsible for pre-approving all Audits, Audit-Related, and other Non-Audit Related Services to be performed by the independent registered public accounting firm. The Board has authorized the Audit Committee Chair to pre-approve any Audit-Related, or other Non-Audit Related Services that are to be performed by the independent registered public accounting firm that need to be approved between Audit Committee meetings. Such interim pre-approvals shall be reviewed with the full Audit Committee at its next meeting for its ratification.

The Audit Committee Pre-Approval Policy is available on our website at http://investor.insteel.com/documents.cfm.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of four independent directors, all of whom are “non-employee directors” (as defined by Rule 16b-3 of the Exchange Act) and “independent” directors (as defined by applicable NASDAQ rules). The Committee operates under a written charter adopted by our Board of Directors that is available on our website at http://investor.insteel.com/documents.cfm.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has reviewed the audited consolidated financial statements for the fiscal year ended September 28, 2013 and has met and held discussions with respect to such audited consolidated financial statements with management and Grant Thornton LLP, the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee and Grant Thornton LLP have discussed those matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

Grant Thornton LLP also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Committee concerning independence, and the Committee has discussed with Grant Thornton LLP the independence of Grant Thornton LLP.

Based on the Committee’s review of the audited consolidated financial statements, discussions with management and Grant Thornton LLP, and the Committee’s review of the representations of management and the written disclosures and report of Grant Thornton LLP, the Committee recommends that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 28, 2013 for filing with the SEC.

Audit Committee

Duncan S. Gage (Chairman)

Louis E. Hannen

Gary L. Pechota

W. Allen Rogers II

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” and shall not be incorporated by reference into any of our prior or future filings with the SEC, irrespective of any general statement included in any such filing that incorporates this proxy statement by reference, unless such filing explicitly incorporates this Report of the Audit Committee.

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SECURITY OWNERSHIP

The following table shows the number of shares of our common stock, beneficially owned on September 28, 2013 (our fiscal year end) by each of our directors, each of our executive officers, and by all such directors and executive officers as a group. The table also shows the number of RSUs held by each individual and the number of shares of our common stock that each individual had the right to acquire by exercise of stock options within 60 days after our fiscal year end. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name. The address of all listed shareholders is c/o Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030.

Directors and Executive Officers	Shares of Common Stock	RSUs(1)	Options Exercisable Within 60 days	Total	%
Duncan S. Gage	3,063	2,432	0	3,063	*
Louis E. Hannen	51,718	2,432	7,200	58,918	*
Charles B. Newsome	66,833	2,432	7,200	74,033	*
Gary L. Pechota	44,646	2,432	0	44,646	*
W. Allen Rogers II	67,583	2,432	7,200	74,783	*
C. Richard Vaughn	14,426	2,432	0	14,426	*
H. O. Woltz III(2)	1,084,854	70,039	125,903	1,210,757	6.6
Michael C. Gazmarian	130,133	32,099	150,552	280,685	1.5
James F. Petelle	6,828	15,772	35,313	42,141	*
Richard T. Wagner	37,220	32,099	85,097	122,317	*
All Directors and Executive Officers as a Group (10 Persons)	1,507,304		418,465	1,925,769	10.4

(1)

The economic terms of RSUs are substantially similar to shares of restricted stock. However, because shares of restricted stock carry voting rights while RSUs do not, pursuant to SEC rules shares of restricted stock would be included in the “Total” column, while RSUs are not so included. We show them here because we believe it provides additional information to our shareholders regarding the equity interests our executive officers and directors hold in the Company.

(2)

Includes 8,513 shares held in the estate of Howard Woltz, Jr., for which H.O. Woltz III serves as co-executor and 589,010 shares held in various trusts for which Mr. Woltz III serves as co-trustee. Mr. Woltz III shares voting and investment power for all shares held in the estate and in trust. He disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in them.

*

Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and greater than ten percent owners to report their beneficial ownership of our common stock and any changes in that ownership to the SEC, on forms prescribed by the SEC. Specific dates for such reporting have been established by the SEC and we are required to report in our proxy statement any failure to file such report by the established dates during the last fiscal year. Based solely upon a review of the copies of such forms furnished to us for the year ended September 28, 2013, and information provided to us by our directors, officers and ten percent shareholders, we believe that all forms required to be filed pursuant to Section 16(a) were filed on a timely basis.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Charles B. Newsome, a director, is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 2013, Johnson Concrete purchased from us, in a series of separate transactions, materials valued at $674,000 in the aggregate for use or resale in their normal course of business. The aggregate amount of these purchases was substantially less than 5% of the revenues of Johnson Concrete Company and of Insteel.

Management believes that amounts paid to us in connection with the transactions described above are reasonable and no less favorable to us than would have been paid to us pursuant to arm’s length transactions with unaffiliated parties. Our Audit Committee reviewed these transactions with our Board of Directors and with our independent registered public accounting firm. The Committee also reviewed with the Board the director independence standards required by the SEC and NASDAQ. Following this review, the Board determined that Mr. Newsome would continue to qualify as an independent director.

Our general policy is to avoid transactions with “related persons,” as that term is described below. Nevertheless, we recognize that there are situations where transactions with related persons might be in our best interests, and therefore in the best interests of our shareholders. These situations could include (but are not limited to) situations where we might obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

To help ensure timely identification, review and consideration of any such transactions, the Board maintains a written policy regarding transactions that involve Insteel and any “related persons,” which generally are our executive officers, directors or director nominees, five percent or greater shareholders or their affiliates, and the immediate family members of any such executive officer, director, director nominee or five percent shareholder. Generally, any current or proposed financial transaction, arrangement or relationship in which a related person had or will have a direct or indirect material interest, in an amount exceeding $120,000 and in which we are or will be a participant, requires the approval of the Audit Committee or a majority of the disinterested members of the Board. The Audit Committee, pursuant to authority delegated to it by the Board, will analyze and consider any such transaction in accordance with this written policy in order to determine whether the terms and conditions of the transaction are substantially the same as, or more favorable to Insteel, than transactions that would be available from unaffiliated parties.

Our corporate secretary is responsible for identifying and presenting each potential related person transaction to the Audit Committee based on information that the secretary obtains during the process of reviewing annual questionnaires completed by directors and executive officers, as well as on other information that comes to his attention. In conducting its review of any proposed related person transaction, the Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including but not limited to (i) the benefits to Insteel; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the proposed related person transaction; and (v) the terms available to unrelated third parties or to employees generally in an arm’s length negotiation. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Following the end of our fiscal year and prior to the Board’s determination of each director’s independence, the Audit Committee will review any related person transactions that have been previously ratified by the Audit Committee. Based on all relevant facts and circumstances, the Audit Committee will determine if it is in the best interests of us and our shareholders to continue, modify or terminate any ongoing related person transactions. With respect to related person transactions that involve a director, the immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer, the Audit Committee will discuss with the Board whether any such related person transaction affects the independence of the director.

OTHER BUSINESS

It is not anticipated that there will be any business presented at the Annual Meeting other than the matters set forth in the Notice of Annual Meeting attached hereto. As of the date of this proxy statement, we were not aware of any other matters to be acted on at the Annual Meeting. If any other business should properly come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

The Board hopes that shareholders will attend the Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the meeting may vote their Shares even though they have sent in their proxies, although shareholders who hold their shares in “street name” need to obtain a proxy from the brokerage firm or other nominee that holds their shares.

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SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Proposals for Inclusion in the Proxy Statement

Any shareholder desiring to present a proposal to be included in the proxy statement for action at our 2015 Annual Meeting must deliver the proposal to us at our principal executive offices no later than September 6, 2014. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

Other Proposals

Under our bylaws, a shareholder may not bring other business before a shareholder meeting which is not intended to be included in the proxy materials for our 2015 Annual Meeting unless the shareholder’s timely, accurate and complete written notice has been delivered to, or mailed to and received by, our Secretary at our principal offices not later than October 5, 2014.

Such notice must include, in addition to any requirements imposed by applicable law:

•

a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting;

•

the name and address, as they appear on our books, of each holder of voting securities proposing such business and each Shareholder Associated Person (as defined below);

•

the class and number of shares of our common stock or other securities that are owned of record or beneficially by such holder and by each Shareholder Associated Person;

•

any material interest of such shareholder and each Shareholder Associated Person in such business other than such person’s interest as a shareholder of the Company (including any anticipated benefit to the shareholder or Shareholder Associated Person therefrom);

•

to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the proposal on the date of such shareholder’s notice; and

•

a description of any hedging or other transactions entered into by the shareholder giving the notice or any Shareholder Associated Person if the effect of such transactions is to mitigate loss or manage risk of stock price changes, or to increase the voting power of such shareholder or Shareholder Associated Person.

“Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such shareholder, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

These requirements are separate from the requirements a shareholder must meet to have a proposal included in our proxy statement. If the presiding officer at any meeting of shareholders determines that a shareholder proposal was not timely made in accordance with the bylaws, we may disregard such proposal. Additionally, any information submitted by shareholders pursuant to our bylaws shall be updated upon written request of the Secretary of the Company, and information which is inaccurate to a material extent or not timely updated may be deemed not to have been provided in accordance with the bylaws.

Proposals for a Director Nominee and Related Procedures

Under our bylaws, in order for a shareholder to nominate a candidate for director, timely, accurate and complete notice must be delivered to, or mailed to and received by, our Secretary at our principal offices not later than October 5, 2014.

The shareholder filing the notice of nomination must include:

•

the information set forth above, under “Other Proposals;”

•

the name and address of the person or persons nominated by such shareholder;

•

a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements or understandings between such shareholder (and any Shareholder Associated Person) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

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•

any other information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act; and

•

the written consent of each nominee to be nominated and to serve as a director if elected.

Delivery of Notice of a Proposal

In each case discussed above, the required notice must be given by personal delivery or by United States certified mail, postage prepaid, to our Secretary, whose address is c/o Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030.

The Company’s Bylaws

The foregoing procedures are set forth in our bylaws, as last amended February 8, 2011. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Secretary. A copy of the bylaws is filed as an exhibit to our Form 8-K filed with the SEC on February 9, 2011, and is available at the SEC’s Internet website (www.sec.gov) and our website at http://investor.insteel.com/documents.cfm.

EXPENSES OF SOLICITATION

We will bear the costs of solicitation of proxies. In addition to the use of the telephone, internet or mail, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees and no additional compensation will be paid to such individuals. We have also retained the services of Morrow & Co., LLC for a fee of $5,500 plus out-of-pocket expenses to aid in the distribution of the proxy materials as well as to solicit proxies from institutional investors on behalf of Insteel. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees and fiduciaries that are record holders of Shares for the forwarding of solicitation material to the beneficial owners of Shares. We will, upon the request of any such entity, pay such entity’s reasonable expenses for completing the mailing of such material to such beneficial owners.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report to Shareholders for the fiscal year ended September 28, 2013, including a copy of our Annual Report on Form 10-K, which contains financial statements and other information, is being mailed to shareholders with this proxy statement, but it is not to be regarded as proxy soliciting material.

Additional copies of our Annual Report on Form 10-K filed with the SEC may be obtained, without charge, by any shareholder upon written request to Michael C. Gazmarian, Vice President, Chief Financial Officer and Treasurer, Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030; provided, however, that a copy of the exhibits to such Annual Report on Form 10-K, for which there may be a reasonable charge, will not be supplied to such shareholder unless specifically requested.

Directions to the Annual Meeting may also be obtained by writing to Mr. Gazmarian at the address shown above, or by calling our Investor Relations Department at (336) 786-2141.

By Order of the Board of Directors

James F. Petelle, Secretary

Mount Airy, North Carolina

January 3, 2014

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Appendix A  Insteel Industries Inc. Return on Capital Incentive Compensation Plan

(As Amended and Restated Effective August 12, 2008)

1.   Statement of Purpose; Eligibility; Effective Date

1.1   Statement of Purpose

The purpose of the Insteel Industries Inc. Return on Capital Incentive Compensation Plan as amended (the “Plan”), is to encourage the creation of shareholder value by establishing a direct link between the Return on Capital (“ROC”) achieved and the incentive compensation of Participants in the Plan.

Participants contribute to the success of Insteel Industries Inc. (the “Company”) through the application of their skills and experience in fulfilling the responsibilities associated with their positions. The Company desires to benefit from the contributions of the Participants and to provide an incentive compensation plan that encourages the sustained creation of shareholder value. The Plan is intended to accomplish these purposes by providing opportunities for Participants to earn awards in the form of cash bonuses based upon attainment of preestablished, objective performance goals.

1.2   Eligibility

Participants in the Plan shall be those employees of the Company or other Employers (that is, wholly-owned subsidiaries of the Company) who are selected by the Committee to participate. Eligible Participants shall be selected to participate on an annual or other periodic basis as determined by the Committee. With respect to those Participants who are Covered Employees, such designation shall be made during the first 90 days of each Year and before 25% of the relevant performance period has passed (or otherwise made at such time and on such terms as will ensure that the Bonus Award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Code Section 162(m)). Participation in the Plan for any one performance period does not guarantee that an Employee will be selected to participate in any other performance period.

1.3   Effective Date

The Plan became effective on October 1, 2006. The Plan is hereby amended and restated effective August 12, 2008, subject to certain approvals by the shareholders of the Company as required by Code Section 162(m). To the extent required under Code Section 162(m), Bonus Awards under the Plan (as amended and restated through August 12, 2008) granted prior to such shareholder approval shall be conditioned upon and shall be payable only upon approval of such performance criteria by the shareholders of the Company in accordance with the requirements of Code Section 162(m).

2.   Definitions

2.1   Definitions

In addition to other terms defined herein, capitalized terms used in the Plan shall (unless otherwise provided elsewhere in the Plan) have the following respective meanings and all references to Sections in the following definitions shall refer to Sections of the Plan:

“Beneficiary” means the person or persons designated as such in accordance with Section 6.

“Board” means the Board of Directors of the Company.

“Bonus Award” (or “Award”) means the dollar amount which results from multiplying the Bonus Percent for the Year by the Participant’s Compensation for the Year.

“Bonus Increment” determines the sensitivity of the Bonus Award to performance and reflects the slope of the SV - Bonus Award Line. The Bonus Increment shall be calculated by multiplying five percent (5%) by the Invested Capital as of the beginning of the Year for the Participation Pool, subject to adjustment by the Committee.

“Bonus Multiplier” means the difference between Actual SV and Minimum SV in relation to the Bonus Increment for the Participation Pool and shall be calculated by subtracting (i) the Minimum SV from (ii) the Actual SV for the Year and then dividing the difference by the Bonus Increment for the Year. If the Bonus Multiplier for the Year is less than zero (0), then the Participant’s Bonus Percent for the Year shall be zero (0). The Bonus Multiplier is capped at 2.0 unless adjusted by the Committee.

“Bonus Percent” means the percentage amount which results from multiplying the Participant’s Target Bonus Percent for the Year by the Bonus Multiplier for the Year.

“Capital Charge” means the Company’s WACC for the Year multiplied by the average Invested Capital for the Year.

“Code” means the Internal Revenue Code of 1986, as amended. Any references herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

“Committee” means the Executive Compensation Committee of the Board, which administers the Plan.

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“Company” means Insteel Industries, Inc., a North Carolina corporation.

“Compensation” means the Participant’s actual base salary and wages paid during the Year, excluding incentive payments, salary continuation, bonuses, income from equity awards (including, without limitation, stock options and restricted stock awards), deferred compensation, commissions and any other forms of compensation over and above the Participant’s base salary and wages. Notwithstanding the foregoing, Compensation for the Year only includes that Compensation paid after the Employee is selected to participate in the Plan, unless specifically determined otherwise by Management with respect to Participants who are not Covered Employees, and subject to the approval of the Committee.

“Covered Employee” shall have the meaning given such term under Code Section 162(m).

“Disability” means a bodily injury or disease which results in the Participant becoming eligible for coverage under the Employer’s long-term disability plan.

“Distribution” means the cash payment of a Bonus Award with respect to Bonus Awards earned in the previous Year.

“Distribution Date” means the date on which the Distribution occurs, which date shall be once each Year and no later than December 15 of the Year following the Year for which the Bonus Award is earned.

“Effective Date” means October 1, 2006, the date on which this Plan commenced.

“Employee” means any person who is an employee of the Company or any other Employer (including entities which may become Employers after the Effective Date of the Plan).

“Executive Officer” shall mean those Employees who are determined to be executive officers in accordance with the policies and procedures of the Company.

“Employer” means Insteel Industries, Inc. (also referred to as the “Company”) and its wholly-owned subsidiaries.

“Invested Capital” means total assets less non-interest bearing liabilities for the Participation Pool, subject to any adjustments deemed appropriate by Management subject to the approval of the Committee.

“Management” means the Executive Officers of Insteel Industries, Inc., individually or as a group.

“Minimum SV” means the SV amount at or below which no Bonus Award would be earned for the Year.

“Net Operating Profit After Tax” (also referred to as “NOPAT”) means operating income before financing costs and income taxes reduced by income taxes based upon the Company’s effective income tax rate, as calculated for each Participation Pool. The total expenses associated with all of the Company’s incentive plans, including this Plan, are charged to the operating income of the Company prior to the computation of NOPAT.

“Participant” means an Employee of an Employer who is recommended by management to participate in the Plan, subject to Committee approval; provided, that participants who are Executive Officers (including such Executive Officers who may be Covered Employees) shall be selected solely by the Committee.

“Participation Pool” means the legal entity or business segment to which the Participant is assigned based upon his or her respective responsibilities. The SV of the Participation Pool serves as the basis for the calculation of the Participant’s Bonus Award.

“Plan” means this Return on Capital Incentive Compensation Plan, as amended and restated effective August 12, 2008, and as it may be hereafter amended and/or restated.

“Retirement” means termination of employment by a Participant for whatever reason other than death or Disability after attainment of age fifty-five (55), or, if prior to having attained age fifty-five (55), only after having obtained the prior permission of the Committee.

“Shareholder Value” (also referred to as “SV”) means the amount for each Participation Pool obtained by subtracting (i) the Capital Charge for the Year from (ii) Net Operating Profit After Tax for the Year, or as follows: SV = NOPAT – Capital Charge.

“Target Bonus Percent” means the percent of the Participant’s Compensation that will be earned if actual SV equals Target SV. The Target Bonus Percent for each Participant’s position shall be established by Management subject to the approval of the Committee.

“Target SV” means that SV amount, whether positive, negative or zero (0), which, if attained, produces a Bonus Multiplier of one (1.000). For any one Year, Target SV shall be set at zero or an alternative amount established by the Committee.

“Weighted Average Cost of Capital” (also referred to as “WAAC”) means the Company’s weighted average cost of debt and equity expressed as a percent which represents the Company’s minimum required rate of return on capital, as determined for each Participation Pool. The WACC shall be recommended by Management and approved by the Committee on an annual basis prior to the beginning of each Year. The WACC shall be rounded to the nearest whole percent and is subject to adjustment by the Committee for significant changes in the Company’s capital structure and its cost of debt and equity.

“Year” means each fiscal year of the Company for which performance is measured under the Plan with respect to Bonus Award opportunities for such period.

3.   Administration of the Plan

3.1   Administration of the Plan

The Plan shall be administered by the Committee or a subcommittee of the Committee. To the extent required by Code Section 162(m), the Committee shall be comprised of at least two members and each member of the Committee shall be an “outside director” as defined in Code Section 162(m). In addition to action by meeting in accordance with applicable laws, any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the terms of the Plan, the Committee shall have full authority in its discretion to take any action with respect to the Plan. Without limiting the foregoing, the Committee has full authority in its discretion to take any action with respect to the Plan including but not limited to the authority (i) to determine all matters relating to awards, including selection of Employees to be granted Bonus Awards and all terms, conditions, restrictions and limitations of a Bonus Award; and (ii) to construe and interpret the Plan and any instruments evidencing Bonus Awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s authority to grant awards and authorize payments under the Plan shall not in any way restrict the authority of the Committee to grant compensation to Employees under any other compensation plan or program of the Corporation. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final, binding and conclusive. Notwithstanding the foregoing, the Committee may delegate the administration of the Plan to one or more of its designees (subject to any conditions imposed by the Committee), but only with respect to matters which would not affect the deductibility under Code Section 162(m) of compensation paid under the Plan to “Covered Employees”. In the case of any such delegation, references to the “Committee” herein shall include such designee or designees, unless the context otherwise requires. No member of the Committee shall be liable for any action, determination or decision made in good faith with respect to the Plan or any Bonus Award, paid under it. The members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company’s articles of incorporation or by law. The Company shall bear all expenses of administering this Plan.

INSTEEL INDUSTRIES, INC. – 2014 Proxy Statement   A-2

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4.   Grant and Earning of Bonus Awards

4.1   Establishment of Bonus Award Opportunities

At the time performance objectives under the Plan are established for a Year, the Committee shall designate the Participants who shall be eligible to participate in the Plan for such Year and will establish a Target Bonus Percent for each Participant based upon the responsibilities associated with the Participant’s position. The Target Bonus Percent for each Participant’s position for any future Year(s) may be increased, decreased or left unchanged from the prior Year and may be decreased (but not increased) during a Year with respect to such current Year. A Participant’s Bonus Award, if any, for any particular Year shall be earned based on the attainment of written return on capital performance objectives approved by the Committee for such Year. In the case of Awards granted to Covered Employees, such performance objectives shall be established by the Committee (i) while the outcome for the performance period is substantially uncertain, and (ii) (A) no more than 90 days after the commencement of the performance period to which the performance objective relates and (B) before 25% of the relevant performance period has elapsed (or otherwise at such time and upon such terms as to ensure that the Bonus Award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Code Section 162(m)). During any Year, no Participant may be granted more than the maximum Bonus Award limitation stated in Section 4.2(b) herein. The Committee may adjust Bonus Awards as appropriate for partial achievement of goals and/or outside mitigating circumstances and may also make necessary and appropriate adjustments in performance goals; provided, however, that, no such adjustment shall be made to a Bonus Award granted under the Plan to a Participant who is a Covered Employee if such adjustment would cause the Bonus Award to fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).

4.2   Calculation of Bonus Awards

(a)

Timing of the Calculation. The calculations necessary to obtain the Bonus Award amounts for the Year most recently ended shall be made no later than December 15 of the Year following the Year for which the Bonus Award is calculated and to which the performance relates. Such calculations shall be carried out in accordance with this Section 4.2 and procedures established by the Committee consistent with Plan terms.

(b)

Calculation of the Bonus Award. Following the end of each Year, the Bonus Multiplier shall be calculated, subject to approval by the Committee. For each Participant, the Bonus Multiplier shall multiplied by the Participant’s Target Bonus Percent to arrive at the Participant’s Bonus Percent. If the Bonus Multiplier for the Year is less than zero (0), then the Participant’s Bonus Percent for that Year shall be zero (0). The Participant’s Bonus Percent shall then be multiplied by the Participant’s Compensation to arrive at the amount of the Bonus Award the Participant may receive. The calculation of Bonus Awards shall be subject to Committee approval. In no event shall the Distribution for a Bonus Award paid to any single Participant with respect to any single Year exceed $2,500,000 for such Year.

(c)

Changes in Participation Pool During the Year. In the event a Participant experiences a change in his or her Participation Pool during a Year, the Participant’s Bonus Award shall be calculated separately and independently for each Participation Pool using those portions of the Participant’s Compensation paid while included in each separate Participation Pool; provided, however, that such change in Participation Pool shall not result in duplicative payments and Distributions shall be made only if and to the extent that Bonus Awards are otherwise earned pursuant to Plan terms.

(d)

Changes in Target Bonus Percent During the Year. In the event a Participant (other than a Covered Employee) experiences a change in Target Bonus Percent without experiencing a change in Participation Pool during a Year, the Participant’s Bonus Award shall be calculated separately using those portions of the Participant’s Compensation paid while participating at each separate Target Bonus Percent; provided, however, that any such change in Target Bonus Percent shall not result in duplicative payments and Distributions shall be made only if and to the extent that Bonus Awards are otherwise earned pursuant to Plan terms.

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5.   Payment of Bonus Award

5.1   Eligibility for Distribution

Bonus Awards shall not be paid to any Participant who is not employed by an Employer as of the Distribution Date, unless the Participant terminated employment by reason of Retirement, death or Disability during the Year prior to the Distribution Date. A Participant who terminates employment with all Employers, other than by reason of Retirement, death or Disability, shall not be eligible to receive any Distribution for (i) the Year that includes such termination of employment, (ii) any prior Year to the extent not paid before such termination of employment nor (iii) any future Years.

5.2   Distributions After Retirement, Death or Disability

A Distribution for a Participant for the Year that includes such Participant’s Retirement, death or Disability shall be made on the same basis as for all other similarly-situated Participants if and only to the extent that such Bonus Award was earned in accordance with the performance goals established by the Committee for such Year; provided, however, that the Distribution for the Year that includes such Participant’s Retirement, death or Disability shall be based solely upon the Participant’s Compensation paid for such Year through the time of Retirement, death or Disability. A Participant who terminates employment with all Employers, by reason of Retirement, death or Disability shall not be eligible to receive any Distribution for any Year, or relating to any portion of any Year, after the Participant’s termination of employment by reason of Retirement, death or Disability.

5.3   Payment of Bonus Award

A Bonus Award earned by a Participant with respect to a Year shall be paid to him as soon as practicable following the determination of the amount of the Bonus Award and no later than December 15 of any Year following the Year for which the Bonus Award was earned. In addition, with respect to Participants who are Covered Employees, the Committee must certify in writing prior to payment that the performance goals and any other material terms were satisfied. Without limiting the foregoing, Bonus Awards payable under the Plan shall be paid no later than the date that is 2-½ months after the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture. Notwithstanding the foregoing, when the Company reasonably anticipates that any deduction for its payment would be limited or eliminated by Code Section 162(m), such payment will be delayed until the earlier of when the Company reasonably anticipates that the deduction will not be limited or eliminated by Code Section 162(m) or the calendar year in which the Participant separates from service or otherwise structured to comply with Code Section 409A. The Committee shall not have any discretion to increase the amount of a Bonus Award earned and payable pursuant to the terms of the Plan to any Participant who is a Covered Employee. The Committee shall have the discretion to reduce or eliminate the amount of a Bonus Award otherwise earned and payable pursuant to the terms of the Plan to any Participant. The amount of the Bonus Award to be paid to the Participant pursuant to this Section 5 shall be paid in one lump sum cash payment by the Employer that employs the Participant.

5.4   Taxes; Withholding

To the extent required by law, the Employer shall withhold from all Distributions made hereunder any amount required to be withheld by the federal and any state or local government or other applicable laws.

5.5   Recovery of Previously Paid Bonus Awards

In the event of a material restatement of the Company’s financial results for any prior year for which Bonus Awards have been paid hereunder, the Committee shall have the right (i) to recover such Bonus Awards, or portions thereof, as the Committee deems equitable and appropriate, or (ii) reduce the amount of any Bonus Award otherwise prospectively payable under the Plan. In making a determination whether and from whom to recover previously paid Bonus Awards or to reduce prospective Bonus Awards, the Committee shall consider the amount of the restatement, the reason for the restatement, the role played by Participants in the actions and decisions which led to the restatement and such other factors as the Committee deems relevant. Beginning with fiscal year 2007, all Bonus Award payments under the Plan are paid subject to the Committee’s right to recover all or part of the payment or to reduce other Bonus Award payments in accordance with this Section 5.5.

6.   Beneficiary Designation

6.1   Beneficiary Designation

The Participant shall have the right, at any time and from time to time, to designate and/or change or cancel any person/persons or entity as to his or her Beneficiary (both principal and contingent) to whom Distributions under this Plan shall be made in the event of such Participant’s death prior to a Distribution. Any Beneficiary change or cancellation shall become effective only when filed in writing with the Company during the Participant’s lifetime on a form provided by or otherwise acceptable to the Company.

The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke automatically any prior designation of the divorced spouse as a Beneficiary. The spouse of a Participant domiciled in a community property jurisdiction shall be required to join in any designation of Beneficiary other than the spouse in order for the Beneficiary designation to be effective.

If a Participant fails to designate a Beneficiary as provided above, or, if such Beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or are not living or in existence at the time of the Distribution, then the Distribution shall be made to the Participant’s estate.

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7.   Miscellaneous

7.1   Unsecured General Creditor

Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or other claim in any property or assets of the Employer. Any and all assets shall remain general, unpledged, unrestricted assets of the Employer. The Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future, and there shall be no obligation to establish any fund, any security or any otherwise restricted asset in order to provide for the payment of amounts under the Plan.

7.2   Obligations to the Employer

If a Participant becomes entitled to a Distribution under the Plan, and, if, at the time of the Distribution, such Participant has outstanding any debt, obligation or other liability representing an amount owed to the Employer, then the Employer may (taking into account any Code Section 409A considerations) offset such amounts owing to it or any other Employer against the amount of any Distribution. Such determination shall be subject to the approval of the Committee. Any election by the Committee not to reduce any Distribution shall not constitute a waiver of any claim for any outstanding debt, obligation or other liability representing an amount owed to the Employer.

7.3   Nonassignability

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and nontransferable. No part of a Bonus Award, prior to actual Distribution, shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall it be transferable by operation of law in the event of the Participant’s or any other persons bankruptcy or insolvency.

7.4   Employment or Future Eligibility to Participate Not Guaranteed

Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant or any former Participant any right to be retained in the employ of the Employer or receive or continue to receive any rate of pay or other compensation, nor shall it interfere in any way with the right of an Employer to terminate the Participant’s employment or service at any time without assigning a reason therefore. Designation as a Participant is on a Year-by-Year basis and may or may not be renewed for any employment years not yet commenced. Additionally, the Committee may in its sole discretion at any time and from time to time revoke any designation as a Participant, except that no such revocation shall terminate the designation as a Participant before the time of such action.

7.5   Gender, Singular and Plural

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

7.6   Captions

The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

7.7   Applicable Law

This Plan shall be governed and construed in accordance with the laws of the State of North Carolina.

7.8   Validity

In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

7.9   Notice

Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the President and CEO of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

7.10   Compliance

No Distribution shall be made hereunder except in compliance with all applicable laws and regulations including, without limitation, withholding tax requirements, any listing agreement with any stock exchange to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares of capital stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Distribution shall be made hereunder unless the Company has obtained such consent or approval as the Company may deem advisable from regulatory bodies having jurisdiction over such matters.

7.11   No Duplicate Payments

The Distributions payable under the Plan are the maximum to which the Participant is entitled in connection with the Plan. To the extent the Participant and the Employer are parties to any other agreements or arrangements relating to the Participant’s employment that provide for payments of any bonuses under this Plan on termination of employment, this Plan shall be construed and interpreted so that the Bonus Awards and Distributions payable under the Plan are only paid once; it being the intent of this Plan not to provide the Participant any duplicative payments of Bonus Awards. To the extent a Participant is entitled to a bonus payment calculated under this Plan under any other agreement or arrangement that would constitute a duplicative payment of the Bonus Award or Distribution; to the extent of that duplication, no Bonus Award or Distribution will be payable hereunder.

INSTEEL INDUSTRIES, INC. – 2014 Proxy Statement   A-5

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7.12   Confidentiality

The terms and conditions of this Plan and the Participant’s participation hereunder shall remain strictly confidential. The Participant may not discuss or disclose any terms of this Plan or its benefits with anyone except for Participant’s attorneys, accountants and immediate family members who shall be instructed to maintain the confidentiality agreed to under this Plan, except as may be required by law.

7.13   Temporary Leaves of Absence

The Committee in its sole discretion may decide to what extent leaves of absence for government or military service, illness, temporary disability or other reasons shall, or shall not be, deemed an interruption or termination of employment.

7.14   Adjustments

The Committee is authorized at any time during or after the completion of a Year, in its sole discretion, to adjust or modify the terms of Bonus Awards or performance objectives, or specify new awards, (i) in the event of any large, special and non-recurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution or other similar corporate transaction, (ii) in recognition of any other unusual or nonrecurring event affecting the Company or the financial statements of the Company (including events described in (i) above as well as acquisitions and dispositions of businesses and assets and extraordinary items determined under generally accepted accounting principles), or in response to changes in applicable laws and regulations, accounting principles, and tax rates (and interpretations thereof) or changes in business conditions or the Committee’s assessment of the business strategy of the Company. Unless the Committee determines otherwise, no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of such adjustment would cause awards granted under the Plan to Covered Employees whose compensation is intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

8.   Amendment and Termination of the Plan

8.1   Amendment

The Committee may at any time amend or modify the Plan, provided that (a) approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable laws, rules or regulations; and (b) except as otherwise provided herein, no such amendment of the Plan shall adversely affect any Bonus Award earned and payable under the Plan as of the date of such amendment without the Participant’s consent. However, notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and any Bonus Award (without Participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but in no way limited to Code Section 162(m) and Code Section 409A).

8.2   Termination of the Plan

(a)

Employer’s Right to Terminate. The Committee may at any time terminate the Plan as to prospective earning of Awards, if it determines in good faith that the continuation of the Plan is not in the best interest of the Company and its shareholders. No such termination of the Plan shall reduce any Distributions already made.

(b)

Payments Upon Termination of the Plan. Upon the termination of the Plan under this Section, Awards for future Years shall not be made. With respect to the Year in which such termination takes place, the Employer will pay to each Participant the Participant’s Bonus Award for such Year or partial Year, less any applicable withholdings no later than the 15th day of December immediately following the Year that includes the effective date of termination of the Plan.

(c)

On the effective date of this Plan, all prior versions of this Plan are hereby terminated for all future Years. The Employer will pay to each Participant the Participant’s Bonus Award for such prior version of the Plan only to the extent set forth therein.

9.   Compliance With Section 409A

This Plan is intended to be exempt from the applicable requirements of Code Section 409A and shall be construed and interpreted in accordance therewith. The Company may at any time unilaterally amend, suspend or terminate this Plan, or any payments to be made hereunder, as necessary to be exempt from, or comply with, Code Section 409A. Without in any way limiting the effect of the foregoing, (i) in the event that exemption from or compliance with Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Bonus Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Bonus Award, as applicable; and (ii) terms used in the Plan shall be construed in accordance with Code Section 409A if and to the extent required. Notwithstanding the preceding, neither the Company, its subsidiaries, the Committee, nor any officer or agent of the foregoing shall be liable to any Employee or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any Bonus Award or Distribution to be made under this Plan is subject to taxes, penalties or interest as a result of failing to comply with Code Section 409A and, by electing to participate in the Plan, a Participant shall be deemed to have agreed to such limitation on liability. The Distributions under the Plan are designed to satisfy the exemption from Code Section 409A for “short-term deferrals.”

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10.   Claims Procedures

10.1   Filing of Claim

If a Participant becomes entitled to a Bonus Award or a Distribution has otherwise become payable, and the Participant has not received the benefits to which the Participant believes he is entitled under such Bonus Award or Distribution, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Bonus Award would have become payable (assuming the Participant is entitled to the Bonus Award) or the claim will be forever barred.

10.2   Appeal of Claim

If a claim of a Participant is wholly or partially denied, the Participant or his or her duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Committee of the denial of the claim. In connection therewith, the Participant or his or her duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with a decision on review in writing, including the specific reasons for the decision, as well as specific references to the pertinent provisions of the Plan upon which the decision is based. Notwithstanding the foregoing, if the Committee has not rendered a decision on appeal within sixty (60) days after receipt of such request for review, the Participant’s appeal shall be deemed to have been denied upon the expiration of the sixty (60)-day review period.

10.3   Final Authority

The Committee has discretionary and final authority under the Plan to determine the validity of any claim. Accordingly, any decision the Committee makes on the Participant’s appeal shall be final and binding on all parties. If a Participant disagrees with the Committee’s final decision, the Participant may bring suit, but only after the claim on appeal has been denied or deemed denied. Any such lawsuit must be filed within ninety (90) days of the Committee’s denial (or deemed denial) of the Participant’s claim or the claim will be forever barred.

11.   Compliance With Code Section 162(M)

The Company intends that compensation under the Plan payable to Covered Employees shall, to the extent practicable, constitute qualified “performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Committee. Accordingly, the provisions of the Plan shall, to the extent practicable, be administered and interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any award that is granted to a Covered Employee does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

INSTEEL INDUSTRIES, INC. – 2014 Proxy Statement   A-7

ANNUAL MEETING OF SHAREHOLDERS OF

INSTEEL INDUSTRIES, INC.

February 12, 2014

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233300000000001000 0 021214

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the two nominees named in the accompanying proxy statement.

NOMINEES:

☐ **FOR ALL NOMINEES** ◯ Gary L. Pechota

◯ W. Allen Rogers II

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS

To withhold authority for any individual nominee(s), mark **FOR ALL EXCEPT and fill in the circle next to each Nominee you wish to withhold**, as shown here: ●

If you wish to vote FOR ALL NOMINEES , simply put an X in that box.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approval of the Material Terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan.	☐	☐	☐
3. Advisory vote to approve the compensation of our executive officers.	☐	☐	☐
4. Ratification of appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2014.	☐	☐	☐

Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. The Board of Directors recommends a vote "FOR" all director nominees and "FOR" proposals 2, 3 and 4.

The undersigned understands that the shares of common stock represented by this proxy will be voted as specified and if no choice is specified, a properly executed proxy will be voted "FOR" all director nominees, and "FOR" proposals 2, 3 and 4. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents and proxies appointed herein.

MARK X HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

INSTEEL INDUSTRIES, INC.

1373 Boggs Drive, Mount Airy, North Carolina 27030

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

February 12, 2014

This proxy is being solicited on behalf of the Board of Directors of the Company.

The undersigned, having received notice of the Annual Meeting of Shareholders and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) H. O. Woltz III and James F. Petelle, and each of them, with full power to act alone, as agents and proxies of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of **Insteel Industries, Inc.** (the "Company") to be held at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, on Wednesday, February 12, 2014, at 9:00 a.m. Eastern Time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of common stock of the Company which the undersigned is entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy, if duly executed, will be voted as directed by the undersigned. **If no direction is given with respect to any proposal, this proxy, if duly executed, will be voted as recommended by the Board of Directors.** Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy by properly voting at the annual meeting or otherwise delivering a later-dated proxy.

(Continued and to be signed on the reverse side.)

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